REVOLVING CREDIT, TERM LOAN

                                       AND

                               SECURITY AGREEMENT

                       CENTURY BUSINESS CREDIT CORPORATION

                            (AS LENDER AND AS AGENT)

                                      WITH

                                  DANSKIN, INC.

                                   (BORROWER)

                                 October 8, 1997

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                                TABLE OF CONTENTS

I.    DEFINITIONS............................................................1
      1.1.  Accounting Terms.................................................1
      1.2.  General Terms....................................................1
      1.3.  Uniform Commercial Code Terms...................................15
      1.4.  Certain Matters of Construction.................................15


II.   ADVANCES, PAYMENTS....................................................15
      2.1.  (a)  Revolving Advances.........................................15
            (b)   (i) Discretionary Rights..................................15
            (ii)  Inventory Advances........................................16
      2.2.  Procedure for Borrowing Revolving Advances......................16
      2.3.  Disbursement of Advance Proceeds................................18
      2.4.  Term Loans......................................................18
            (a)   Term Loan A...............................................18
            (b)   Term Loan B...............................................18
      2.5.  Maximum Advances................................................19
      2.6.  Repayment of Advances...........................................19
      2.7.  Repayment of Excess Advances....................................19
      2.8.  Statement of Account............................................19
      2.9.  Letters of Credit...............................................20
      2.10. Issuance of Letters of Credit...................................20
      2.11. Requirements For Issuance of Letters of Credit..................20
      2.12. Additional Payments.............................................21
      2.13. Manner of Borrowing and Payment.................................21
      2.14. Mandatory Prepayments...........................................23
      2.15. Use of Proceeds.................................................23
      2.16. Defaulting Lender...............................................23

III.  INTEREST AND FEES.....................................................24
      3.1.  Interest........................................................24
      3.2.  Letter of Credit Fees...........................................24
      3.3.  (a) Closing Fee.................................................25
            (b)   Unused Line Fee...........................................25
      3.4.  (a) Service Fee.................................................25
            (b)   Collateral Monitoring Fee.................................25
      3.5.  Computation of Interest and Fees................................25
      3.6.  Maximum Charges.................................................25
      3.7.  Increased Costs.................................................25
      3.8.  Basis For Determining Interest Rate Inadequate or Unfair........26
      3.9.  Capital Adequacy................................................27


IV.   COLLATERAL:  GENERAL TERMS............................................27
      4.1.  Security Interest in the Collateral.............................27
      4.2.  Perfection of Security Interest.................................27
      4.3.  Disposition of Collateral.......................................28
      4.4.  Preservation of Collateral......................................28
      4.5.  Ownership of Collateral.........................................28
      4.6.  Defense of Agent's and Lenders' Interests.......................29
      4.7.  Books and Records...............................................29


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      4.8.  Financial Disclosure............................................29
      4.9.  Compliance with Laws............................................29
      4.10. Inspection of Premises..........................................30
      4.11. Insurance.......................................................30
      4.12. Failure to Pay Insurance........................................31
      4.13. Payment of Taxes................................................31
      4.14. Payment of Leasehold Obligations................................31
      4.15. Receivables.....................................................31
            (a)   Nature of Receivables.....................................32
            (b)   Solvency of Customers.....................................32
            (c)   Locations of Borrower.....................................32
            (d)   Collection of Receivables.................................32
            (e)   Notification of Assignment of Receivables.................32
            (f)   Power of Agent to Act on Borrower's Behalf................32
            (g)   No Liability..............................................33
            (h)   Establishment of a Lockbox Account, Dominion Account......33
            (i)   Adjustments...............................................33
      4.16. Inventory.......................................................34
      4.17. Maintenance of Equipment........................................34
      4.18. Exculpation of Liability........................................34
      4.19. Environmental Matters...........................................34
      4.20. Financing Statements............................................36

V.    REPRESENTATIONS AND WARRANTIES........................................36
      5.1.  Authority.......................................................36
      5.2.  Formation and Qualification.....................................37
      5.3.  Survival of Representations and Warranties......................37
      5.4.  Tax Returns.....................................................37
      5.5.  Financial Statements............................................37
      5.6.  Corporate Name..................................................38
      5.7.  O.S.H.A. and Environmental Compliance...........................38
      5.8.  Solvency; No Litigation, Violation, Indebtedness or Default.....38
      5.9.  Patents, Trademarks, Copyrights and Licenses....................39
      5.10. Licenses and Permits............................................40
      5.11. Default of Indebtedness.........................................40
      5.12. No Default......................................................40
      5.13. No Burdensome Restrictions......................................40
      5.14. No Labor Disputes...............................................40
      5.15. Margin Regulations..............................................40
      5.16. Investment Company Act..........................................41
      5.17. Disclosure......................................................41
      5.18. Delivery of Recapitalization Documents..........................41
      5.19. Swaps...........................................................41
      5.20. Conflicting Agreements..........................................41
      5.21. Application of Certain Laws and Regulations.....................41
      5.22. Business and Property of Borrower...............................41


VI.   AFFIRMATIVE COVENANTS.................................................41
      6.1.  Payment of Fees.................................................42
      6.2.  Conduct of Business and Maintenance of Existence and Assets.....42
      6.3.  Violations......................................................42
      6.4.  Government Receivables..........................................42
      6.5.  Tangible Net Worth..............................................42
      6.6.  Execution of Supplemental Instruments...........................42


                                     - ii -
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      6.7.  Payment of Indebtedness.........................................42
      6.8.  Standards of Financial Statements...............................43
      6.9.  Exercise of Rights..............................................43
      6.9.  Environmental Report............................................43
      6.9.  Environmental Report............................................43


VII.  NEGATIVE COVENANTS....................................................43
      7.1.  Merger, Consolidation, Acquisition and Sale of Assets...........43
      7.2.  Creation of Liens...............................................44
      7.3.  Guarantees......................................................44
      7.4.  Investments.....................................................44
      7.5.  Loans...........................................................44
      7.6.  Capital Expenditures............................................44
      7.7.  Dividends.......................................................44
      7.8.  Indebtedness....................................................44
      7.9.  Nature of Business..............................................45
      7.10. Transactions with Affiliates....................................45
      7.12. Subsidiaries....................................................45
      7.13. Fiscal Year and Accounting Changes..............................45
      7.14. Pledge of Credit................................................45
      7.15. Amendment of Articles of Incorporation, By-Laws.................45
      7.16. Compliance with ERISA...........................................45
      7.17. Prepayment of Indebtedness......................................46
      7.18. Subordinated Obligations........................................46


VIII. CONDITIONS PRECEDENT..................................................46
      8.1.  Conditions to Initial Advances..................................46

            (a)   Notes.....................................................46
            (b)   Filings, Registrations and Recordings.....................46
            (c)   Corporate Proceedings of Borrower.........................46
            (d)   Incumbency Certificates of Borrower.......................47
            (e)   Certificates..............................................47
            (f)   Good Standing Certificates................................47
            (g)   Legal Opinion.............................................47
            (h)   No Litigation.............................................47
            (i)   Financial Condition Certificates..........................47
            (j)   Collateral Examination....................................47
            (k)   Fees......................................................47
            (l)   Pro Forma Financial Statements............................47
            (m)   Recapitalization Documents................................48
            (n)   Subordination Agreements..................................48
            (o)   Other Documents...........................................48
            (p)   Insurance.................................................48
            (q)   Title Insurance...........................................48
            (s)   Payment Instructions......................................48
            (t)   Blocked Accounts..........................................48
            (u)   Consents..................................................48
            (v)   No Adverse Material Change................................48
            (w)   Third Party Agreements....................................49
            (x)   Mortgages.................................................49
            (y)   Contract Review...........................................49


                                    - iii -
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            (z)   Closing Certificate.......................................49
            (aa)  Borrowing Base............................................49
            (cc)  Appraisals................................................49
            (dd)  Other.....................................................49
      8.2.  Conditions to Each Advance......................................49
            (a)   Representations and Warranties............................49
            (b)   No Default................................................50
            (c)   Maximum Advances..........................................50

IX.   INFORMATION AS TO BORROWER............................................50
      9.1.  Disclosure of Material Matters..................................50
      9.2.  Schedules.......................................................50
      9.3.  Environmental Reports...........................................50
      9.4.  Litigation......................................................51
      9.5.  Material Occurrences............................................51
      9.6.  Government Receivables..........................................51
      9.7.  Annual Financial Statements.....................................51
      9.8.  Quarterly Financial Statements..................................51
      9.9.  Monthly Financial Statements....................................52
      9.10. Other Reports...................................................52
      9.11. Additional Information..........................................52
      9.12. Projected Operating Budget......................................52
      9.13. Variances From Operating Budget.................................52
      9.14. Notice of Suits, Adverse Events.................................53
      9.15. ERISA Notices and Requests......................................53
      9.16. Additional Documents............................................53


X.    EVENTS OF DEFAULT.....................................................53

XI.   LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT............................56
      11.1. Rights and Remedies.............................................56
      11.2. Agent's Discretion..............................................57
      11.3. Setoff..........................................................57
      11.4. Rights and Remedies not Exclusive...............................57


XII.  WAIVERS AND JUDICIAL PROCEEDINGS......................................57
      12.1. Waiver of Notice................................................57
      12.2. Delay...........................................................57
      12.3. Jury Waiver.....................................................57

XIII. EFFECTIVE DATE AND TERMINATION........................................58
      13.1. Term............................................................58
      13.2. Termination.....................................................58

XIV.  REGARDING AGENT.......................................................58
      14.1. Appointment.....................................................58
      14.2. Nature of Duties................................................59
      14.3. Lack of Reliance on Agent and Resignation.......................59
      14.4. Certain Rights of Agent.........................................60


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      14.5.  Reliance........................................................60
      14.6.  Notice of Default...............................................60
      14.7.  Indemnification.................................................60
      14.8.  Agent in its Individual Capacity................................60
      14.9.  Delivery of Documents...........................................61
      14.10. Borrower's Undertaking to Agent.................................61


XIV.  MISCELLANEOUS..........................................................61
      15.1.  Governing Law...................................................61
      15.2.  Entire Understanding............................................62
      15.3.  Successors and Assigns; Participations; New Lenders.............63
      15.4.  Application of Payments.........................................64
      15.5.  Indemnity.......................................................64
      15.6.  Notice..........................................................64
      15.7.  Survival........................................................65
      15.8.  Severability....................................................65
      15.9.  Expenses........................................................65
      15.10. Injunctive Relief...............................................66
      15.11. Consequential Damages...........................................66
      15.12. Captions........................................................66
      15.14. Construction....................................................66
      15.15. Confidentiality.................................................66
      15.16. Publicity.......................................................67



                                     - v -
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                           REVOLVING CREDIT, TERM LOAN

                                       AND

                               SECURITY AGREEMENT

            Revolving Credit, Term Loan and Security Agreement dated as of October 8, 1997 among DANSKIN, INC. a corporation organized under the laws of the State of Delaware ("Borrower"), the financial institutions which are now or which become a party hereto (collectively, the "Lenders" and individually a "Lender") and CENTURY BUSINESS CREDIT CORPORATION ("CBCC"), a corporation organized under the laws of the State of New York, as agent for the Lenders (CBCC, in such capacity, the "Agent").

            IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrower, Lenders and Agent hereby agree as follows:

I.    DEFINITIONS

      1.1 Accounting Terms. As used in this Agreement, any Note, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP applied in preparation of the audited financial statements of Borrower for the fiscal year ended December 28, 1996.

      1.2 General Terms. For purposes of this Agreement the following terms shall have the following meanings:

            "Advances" shall mean and include the Revolving Advances, Letters of Credit, and the Term Loans.

            "Advance Rates" shall mean collectively, the Inventory Advance Rates and the Receivables Advance Rates.

            "Affiliate" of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

            "Agent" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

            "Authority" shall have the meaning set forth in Section 4.19(d).

            "Bank" shall mean The Chase Manhattan Bank and any successor thereto.


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            "Blocked Accounts" shall have the meaning set forth in Section
4.15(h).

            "Borrower" shall mean Danskin, Inc., a Delaware corporation, and all permitted successors and assigns.

            "Borrower's Account" shall have the meaning set forth in Section
2.8.

            "Business Day" shall mean with respect to Eurodollar Rate Loans, any day on which commercial banks are open for domestic and international business, including dealings in Dollar deposits, in London, England and New York, New York and with respect to all other matters, any day other than a day on which commercial banks in New York are authorized or required by law to close or any other day that Agent is closed for business.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.ss.9601 et seq.

            "Change of Control" shall mean any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities Exchange Act of 1934, as amended) of (i) twenty five percent (25%) or more of the issued and outstanding shares of capital stock of Borrower having the right to vote for the election of directors of Borrower under ordinary circumstances (other than an acquisition of Borrower's stock by (x) Danskin Investors, LLC or (y) any of its members pursuant to the terms of the Amended and Restated Limited Liability Company Operating Agreement of Danskin Investors, LLC dated as of September 17, 1997 as in existence on the Closing Date) or (ii) all or substantially all of the assets of Borrower; or (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election by the board of directors of Borrower or whose nomination for election by the stockholders of Borrower was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; or (c) Borrower shall cease to own and control all of the economic and voting rights associated with all of the outstanding capital stock of each of its Subsidiaries.

            "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, Borrower or any of its Affiliates.

            "Closing Date" shall mean October 8, 1997 or such other date as may be agreed to by the parties hereto.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.


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            "Collateral" shall mean and include:

                  (a)   all Receivables;

                  (b)   all Equipment;

                  (c)   all General Intangibles (including the Trademarks);

                  (d)   all Inventory;

                  (e)   all Real Property;

                  (f)   all Subsidiary Stock;

                  (g)   all of Borrower's right, title and interest in and to
(i) its goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to Borrower from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of Borrower's contract rights, rights of payment which have been earned under a contract right, instruments, documents, chattel paper, warehouse receipts, deposit accounts, money, securities and investment property; (vi) if and when obtained by Borrower, all real and personal property of third parties in which Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables; and
(vii) any other goods, personal property or real property now owned or hereafter acquired in which Borrower has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and Borrower;

                  (h) all of Borrower's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (whether owned by Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d),
(e), (f) or (g) of this Paragraph; and

                  (i)   all proceeds and products of (a), (b), (c), (d),
(e), (f), (g) and (h) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

            "Commitment Percentage" of any Lender shall mean the percentage set forth below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 15.3(b) hereof.

            "Commitment Transfer Supplement" shall mean a document in the form of Exhibit 15.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

            "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on Borrower's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

            "Contract Rate" shall mean, as applicable, an interest rate per annum equal to (a) the sum of the Prime Rate plus one half of one (1/2%) percent with respect to Domestic Rate Loans and (b) the sum of the Eurodollar Rate plus two and three quarters (2-3/4%) percent with respect to Eurodollar Rate Loans.

            "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code.

            "Current Assets" at a particular date, shall mean all cash, cash equivalents, accounts and inventory of Borrower and all other items which would, in conformity with GAAP, be included under current assets on a balance sheet of Borrower as at such date; provided, however, that such amounts shall not include
(a) any amounts for any Indebtedness owing by an Affiliate of Borrower to Borrower, unless such Indebtedness arose in connection with the sale of goods or rendition of services in the ordinary course of business and would otherwise constitute current assets in conformity with GAAP, (b) any shares of stock issued by an Affiliate of Borrower to Borrower, or (c) the cash surrender value of any life insurance policy.

            "Current Liabilities" at a particular date, shall mean all amounts which would, in conformity with GAAP, be included under current liabilities on a balance sheet of Borrower, as at such date, but in any event including, without limitation, the amounts of (a) all Indebtedness of Borrower payable on demand, or, at the option of the Person to whom such Indebtedness is owed, not more than twelve (12) months after such date, (b) any payments in respect of any Indebtedness of Borrower (whether installment, serial maturity, sinking fund payment or otherwise) required to be made not more than twelve (12) months after such date, (c) all reserves in respect of liabilities or Indebtedness payable on demand or, at the option of the Person to whom such Indebtedness is owed, not more than twelve (12) months after such date, the validity of which is not contested at such date, and (d) all accruals for federal or other taxes measured by income payable within a twelve (12) month period.

            "Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with Borrower, pursuant to which Borrower is to deliver any personal property or perform any services.

            "Danskin Advance Rate" shall have the meaning set forth in Section 2.1(a) hereof.

            "Danskin Division" shall mean the activewear business of Borrower conducted primarily at Borrower's York, Pennsylvania location.

            "Danskin Eligible Receivables" shall mean Eligible Receivables of the Danskin Division.


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            "Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

            "Default Rate" shall have the meaning set forth in Section 3.1 hereof.

            "Defaulting Lender" shall have the meaning set forth in Section 2.16(a) hereof.

            "Depository Accounts" shall have the meaning set forth in Section 4.15(h) hereof.

            "Documents" shall have the meaning set forth in Section 8.1(c) hereof.

            "Dollars" and the sign "$" shall mean lawful money of the United States of America.

            "Domestic Rate Loan" shall mean any Advance that bears interest based upon the Prime Rate.

            "Effective Date" shall have the meaning set forth in Section 2.1(b) hereof.

            "Eligible Inventory" shall mean and include Inventory (excluding work in process and packaging supplies but including Greige Piece Goods and Greige Finished Goods), valued at the lower of cost or market value, determined on a first-in-first-out basis, which is not, in the good faith exercise of Agent's credit judgment, obsolete, slow moving or unmerchantable and which Agent, in the good faith exercise of its credit judgment, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time deem appropriate including, without limitation, whether the Inventory is subject to a perfected, first priority security interest in favor of Agent subject to no Liens other than Permitted Encumbrances and whether the Inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof. Eligible Inventory shall include all Inventory in-transit for which title has passed to Borrower, which is insured to the full value thereof and for which Agent shall have in its possession (a) all negotiable bills of lading properly endorsed and (b) all non-negotiable bills of lading issued in Agent's name.

            "Eligible Receivables" shall mean each Receivable arising in the ordinary course of Borrower's business and which Agent, in the good faith exercise of its credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice, bill of lading or other documentary evidence reasonably satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:

            (a) it arises out of a sale made by Borrower to an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower;

            (b) it is due or unpaid more than (i) ninety (90) days after the original due date or (ii) one hundred twenty (120) days after the original invoice date, whichever is sooner;

            (c) fifty 50% percent or more of the Receivables from the Customer are not deemed Eligible Receivables hereunder;

            (d) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

            (e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

            (f) the sale is to a Customer outside the United States of America, unless the sale is on letter of credit, guaranty, acceptance or third party credit insurance terms in each case acceptable to Agent in the good faith exercise of its discretion, or which Receivables are otherwise acceptable to the Agent in its sole discretion. In the case of credit insurance, the policy must be issued at Borrower's expense by a carrier and on terms reasonably acceptable to Agent;

            (g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper not pledged to or in the possession of Agent;

            (h) Agent believes, in the good faith exercise of its judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;

            (i) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless Borrower effectuates an assignment of its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

            (j) the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;

            (k) the Receivables of the Customer exceed a credit limit determined by Agent, in the good faith exercise of its credit judgment, to the extent such Receivable exceeds such limit;

            (l) the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim, the Customer is also a creditor or supplier or the Receivable is contingent in any respect or for any reason;

            (m) Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

            (n) any return, rejection or repossession of the merchandise has occurred;

            (o)   such Receivable is not payable to Borrower; or

            (p) such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.

            "Environmental Complaint" shall have the meaning set forth in
Section 4.19(d) hereof.

            "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

            "Equipment" shall mean and include all of Borrower's goods (excluding Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

            "Eurodollar Rate Loan" shall mean an Advance at any time that bears interest based on the Eurodollar Rate.

            "Eurodollar Base Rate" shall mean with respect to each day during each Interest Period pertaining to a Eurodollar Rate Loan, the rate per annum determined by the Bank to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page at approximately 11:00 A.M., London time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, "Eurodollar Base Rate" shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Rate Loan, the rate per annum equal to the rate at which Bank is offered Dollar deposits at or about 10:00 A.M., New York City time, two (2) Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect to its Eurodollar Rate Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Rate Loan to be outstanding during such Interest Period.

            "Eurodollar Rate" shall mean with respect to each day during each Interest Period pertaining to a Eurodollar Rate Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                          Eurodollar Base Rate
                             1.00 - Eurocurrency Reserve
                                 Requirements

            "Eurocurrency Reserve Requirements" for any day as applied to a Eurodollar Rate Loan, shall mean the aggregate (without duplication) of the rates (expressed as a decimal fraction ) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Body having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

            "Event of Default" shall mean the occurrence and continuance of any of the events set forth in Article X hereof.

            "50% Rate" shall have the meaning set forth in Section 2.1(a).

            "Formula Amount" shall have the meaning set forth in Section 2.1(a).

            "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

            "General Intangibles" shall mean and include all of Borrower's general intangibles, whether now owned or hereafter acquired including, without limitation, all chooses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

            "Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

            "Greige Finished Goods" shall mean Inventory which has been cut, sewn and otherwise completed but for dyeing and packaging.

            "Greige Piece Goods" shall mean Inventory which is uncut, on rolls and does not represent remnants.

            "Hazardous Discharge" shall have the meaning set forth in Section 4.19(d) hereof.

            "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or toxic substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

            "Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

            "Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

            "Interest Period" shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 2.2(b).

            "Inventory" shall mean all of Borrower's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

            "Inventory Advance Rates" shall mean collectively, the 60% Rate and the 50% Rate.

            "Lender" and "Lenders" shall have the meaning ascribed to such term in the preamble to this Agreement, and shall include each Person which is a transferee, successor or assign of any Lender.

            "Letters of Credit" shall have the meaning set forth in Section 2.9 and other letters of guaranty issued by Agent on account of Borrower.

            "Letter of Credit Fees" shall have the meaning set forth in Section 3.2.

            "Letter of Credit Supplement" shall have the meaning set forth in
Section 2.9.

            "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

            "Material Adverse Effect" shall mean a material adverse effect on
(i) the condition, operations, assets, business or prospects of the applicable Person or Persons, (ii) Borrower's ability to pay the Obligations in accordance with the terms thereof or (iii) the aggregate value of the Collateral, or the Liens on the Collateral or the priority of any such Lien.

            "Maximum Loan Amount" shall mean $45,000,000.

            "Maximum Revolving Advance Amount" shall mean $45,000,000 less the outstanding principal balance of the Term Loans.

            "Monthly Advances" shall have the meaning set forth in Section 3.1 hereof.

            "Mortgages" shall mean the mortgages, deeds of trust and/or leasehold deeds of trust on the Real Property securing the original principal amount of $45,000,000 together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

            "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001 (a)(3) of ERISA.

            "Notes" shall mean collectively, the Term Notes and the Revolving Credit Note.

            "Notice Period" shall have the meaning set forth in Section 2.1(b) hereof.

            "Obligations" shall mean and include any and all of Borrower's Indebtedness and/or liabilities to Agent or the Lenders of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated under this Agreement, the Other Documents or under any other agreement between Agent or the Lenders and Borrower executed in connection herewith, all obligations of Borrower to Agent or the Lenders to perform acts or refrain from taking any action under this Agreement, the Other Documents or under any other agreement between Agent or the Lenders and Borrower executed in connection herewith and all obligations of Borrower to CBCC in connection with any guarantees issued by CBCC on behalf of Borrower.

            "Other Documents" shall mean the Mortgages, the Notes, the Questionnaire and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by Borrower and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

            "Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

            "Participant" shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

            "Payment Office" shall mean initially 119 West 40th Street, New York, New York 10018; thereafter, such other office of Agent, if any, which it may designate by notice to Borrower and each Lender to be the Payment Office.

            "Pennaco Advance Rate" shall mean have the meaning set forth in
Section 2.1(a).

            "Pennaco Division" shall mean the legwear business of Borrower conducted primarily at Borrower's Grenada, Mississippi location.

            "Pennaco Eligible Receivables" shall mean Eligible Receivables of the Pennaco Division.

            "Permitted Encumbrances" shall mean (a) Liens in favor of Agent for the benefit of Agent and Lenders; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrower; provided, that, the Lien shall have no adverse effect on the priority of the Liens in favor of Agent or the value of the assets in which Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) Liens disclosed in the financial statements referred to in Section 5.5, the existence of which Agent has consented to in writing; (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Borrower's business; (f) judgment Liens that have been stayed or bonded and mechanics', workers', materialmen's or other like Liens arising in the ordinary course of Borrower's business with respect to obligations which are not due or which are being contested in good faith by Borrower; (g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of Borrower and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6;
(h) reservations, exceptions, easements, rights of way, and other similar consensual encumbrances affecting Real Property, provided that, in the good faith exercise of Agent's judgment, they do not in the aggregate materially detract from its value or materially interfere with their use in the ordinary course of Borrower's business and, if said Real Property constitutes Collateral, Agent has consented thereto in the Mortgages; and (i) Liens disclosed on
Schedule 1.2(A).

            "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

            "Plan" shall mean any employee benefit plan within the meaning of
Section 3(3) of ERISA, maintained for employees of Borrower or any member of the Controlled Group or any such Plan to which Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

            "Prepayment Date" shall have the meaning set forth in Section 13.1 hereof.

            "Prime Rate" shall mean the prime commercial lending rate of the Bank as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by the Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers of the Bank.

            "Pro Forma Balance Sheet" shall have the meaning set forth in
Section 5.5(a) hereof.

            "Pro Forma Financial Statements" shall have the meaning set forth in
Section 5.5(b) hereof.

            "Projections" shall have the meaning set forth in Section 5.5(b) hereof.

            "Purchasing Lender" shall have the meaning set forth in Section 15.3 hereof.

            "Questionnaire" shall mean the Documentation Information Questionnaire and the responses thereto provided by Borrower and delivered to Agent.

            "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., as same may be amended from time to time.

            "Real Property" shall mean all of Borrower's right, title and interest in and to the owned and leased premises identified on Schedule 1.2(B) hereto.

            "Recapitalization" shall mean the transactions contemplated by the Recapitalization Documents.

            "Recapitalization Documents" shall mean the Securities Purchase Agreement dated as of September 22, 1997 between Danskin Investors, LLC and Borrower and all documents and agreements executed and delivered in connection therewith.

            "Receivables" shall mean and include all of Borrower's accounts, contract rights, instruments (including those evidencing indebtedness owed to Borrower by its Affiliates), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to the Agent hereunder.

            "Receivables Advance Rates" shall mean collectively, the Danskin Advance Rate and the Pennaco Advance Rate.

            "Release" shall have the meaning set forth in Section 5.7(c)(i) hereof.

            "Rent Reserves" shall mean any reserve which the Agent may elect to impose from time to time to assure the payment by the Borrower of rent due or to become due with respect to real property leased by Borrower which property is not subject to a landlord waiver agreement acceptable to Agent including, without limitation, a waiver of statutory or other landlord liens and providing for a right of access, in each case, acceptable to the Agent; for each such premises, the amount of such reserve shall be initially established by Agent no earlier than one month following the Closing Date and shall equal one month's rent, but the foregoing arrangement shall not prevent the Agent from establishing other procedures in the exercise of its discretion after such initial one month period.

            "Reportable Event" shall mean a reportable event described in
Section 4043(b) of ERISA or of the regulations promulgated thereunder.

            "Required Lenders" shall mean Lenders holding at least fifty one (51%) percent of the Advances and, if no Advances are outstanding, shall mean Lenders holding fifty one (51%) percent of the Commitment Percentages.

            "Retail Inventory" shall mean finished goods Inventory located at Borrower's retail stores identified on Schedule 1.2(c) hereto.

            "Revolving Advances" shall mean Advances made other than Letters of Credit or the Term Loans.

            "Revolving Credit Note" shall mean the promissory note referred to in Section 2.1(a) hereof.

            "Settlement Date" shall mean the Closing Date and thereafter on Wednesday of each Week unless such day is not a Business Day in which case it shall be the next succeeding Business Day or such earlier Business Day as Agent shall determine.

            "Subordinated Notes" shall mean the convertible subordinated notes issued by Borrower to Danskin Investors, LLC on September 22, 1997 in the original aggregate principal sum of $15,000,000 as in effect on the Closing Date and such other promissory notes as shall be issued in connection with the reduction of such obligations so long as they are in form and substance identical to such notes but for changes in date and/or principal amount.

            "Subordination Agreement" shall mean the Subordination Agreement dated the Closing Date among Danskin Investors, LLC, Borrower and Agent.

            "Subsidiary" shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

            "Tangible Net Worth" shall mean, at a particular date, (a) the aggregate amount of all assets of Borrower as may be properly classified as such in accordance with GAAP consistently applied excluding such assets as are properly classified as intangible assets under GAAP, less (b) the aggregate amount of all liabilities of Borrower excluding all non-cash items that relate to the Recapitalization.

            "Term" shall mean the Closing Date through October 8, 2002.

            "Term Loan A" shall have the meaning set forth in Section 2.4(a).

            "Term Loan A Notes" shall have the meaning set forth in Section 2.4(a).

            "Term Loan B" shall have the meaning set forth in Section 2.4(b).

            "Term Loan B Notes" shall have the meaning set forth in Section 2.4(b).

            "Term Loans" shall mean collectively, Term Loan A and Term Loan B.

            "Term Notes" shall mean collectively, Term Loan A Notes and Term Loan B Notes.

            "Termination Event" shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of either Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of either Borrower or any member of the Controlled Group from a Multiemployer Plan.

            "Toxic Substance" shall mean and include any material present on the Real Property or the Leasehold Interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. ss.ss. 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

            "Trademarks" shall mean "Danskin", "Dance France", "Round-the-Clock" and such other trademarks, applied for or registered by Borrower in the United States Patent and Trademark Office or any similar office or agency of the United States or any state thereof.

            "Transactions" shall have the meaning set forth in Section 5.5 hereof.

            "Transferee" shall have the meaning set forth in Section 15.3(b) hereof.

            "Undrawn Availability" at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount, minus (b) the sum of (i) the outstanding amount of Advances (other than the Term Loans) plus (ii) fees and expenses for which Borrower is liable in connection with the Transactions but which have not been paid or charged to Borrower's Account.

            "Week" shall mean the time period commencing with the opening of business on a Wednesday and ending on the end of business the following Tuesday.

      1.3 Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York shall have the meaning given therein unless otherwise defined herein.

      1.4 Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements to which Agent is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

II.   ADVANCES, PAYMENTS

      2.1 (a) Revolving Advances Subject to the terms and conditions set forth in this Agreement, each Lender, severally and not jointly, will make Revolving Advances to Borrower in aggregate amounts outstanding at any time not greater than such Lender's Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the aggregate amount of outstanding Letters of Credit or (y) an amount equal to the sum of:

            (i) up to 85%, subject to the provisions of Section 2.1(b)(i) hereof, of Danskin Eligible Receivables ("Danskin Advance Rate"), plus

            (ii) up to 80%, subject to the provisions of Section 2.1(b)(i) hereof, of Pennaco Eligible Receivables ("Pennaco Advance Rate"), plus

            (iii) subject to the provisions of Sections 2.1(b)(i) and 2.1(b)(ii), up to 60% of the value of Eligible Inventory consisting of raw materials, finished goods located at the Real Property and Retail Inventory ("60% Rate") and (b) 50% of the value of Eligible Inventory consisting of Greige Goods ("50% Rate"), plus

            (iv) the product of (a) the aggregate amount of outstanding documentary Letters of Credit issued in connection with the import of finished goods Inventory times (b) 60%, minus

            (v)   the aggregate amount of outstanding Letters of Credit, minus

            (vi) such reserves as Agent may reasonably deem proper and necessary from time to time including, without limitation, the Rent Reserves.

      The amount derived from the sum of (x) Sections 2.1(a)(y)(i) and (ii) and
(iii) and (iv) minus (y) Section 2.1 (a)(y)(vi) at any time and from time to time shall be referred to as the "Formula Amount". The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the "Revolving Credit Note") substantially in the form attached hereto as Exhibit 2.1(a).

            (b) (i) Discretionary Rights The Advance Rates and the reserves may be increased or decreased by Agent at any time and from time to time in the good faith exercise of its reasonable discretion provided that Agent shall provide Borrower with at least two Business Days prior notice to any such increase or decrease of the Advance Rates (the "Notice Period"). Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing the reserves may limit or restrict Advances requested by Borrower. Any increase or decrease of the Receivables Advance Rates shall not be effective ("Effective Date") until the expiration of the Notice Period and shall be effective solely with respect to Eligible Receivables created on or after the Effective Date.

                  (ii) Inventory Advances. In no event shall the aggregate Advances outstanding at any time with respect to (x) Inventory of Borrower consisting of Retail Inventory exceed $6,000,000 and (y) Inventory of Borrower consisting of raw materials, finished goods located at the Real Property or Greige Goods exceed $20,000,000.

      2.2.  Procedure for Borrowing Revolving Advances

            (a) Borrower may notify Agent by telephone promptly confirmed in writing or by telecopier prior to 11:00 a.m. on a Business Day of its request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any Other Documents with Agent or Lenders, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or Lenders, and such request shall be irrevocable.

            (b) Notwithstanding the provisions of (a) above, in the event Borrower desires to obtain a Eurodollar Rate Loan, it shall give Agent at least three (3) Business Days' prior written or telephonic notice (promptly confirmed in writing); specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount to be borrowed, which amount on the date of such Advance shall be an integral multiple of $1,000,000, and (iii) the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate Loans shall be for 30 days. No Eurodollar Rate Loans shall be made available to Borrower during the continuance of a Default or an Event of Default.

            (c) Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrower may elect as set forth in (b)(iii) above provided that:

                  (i) any Interest Period which would otherwise end on a day which is not a Business Day shall be the next preceding or succeeding Business Day as is Bank's custom in the market to which such Eurodollar Rate Loan relates;

                  (ii) no Interest Period shall end after the last day of the Term; and

                  (iii) any Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end, shall (subject to clause (i) above) end on the last day of such calendar month; and

                  (iv) Borrower may not select an Interest Period with respect to any portion of the Term Loans which extends beyond an installment payment date for the Term Loan unless after giving effect to such election, the portion of the Term Loan not subject to the Interest Periods ending after such installment payment date is equal to or greater than the principal due on such installment payment date.

      Borrower shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Agent pursuant to
Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(d), as the case may be. Borrower shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrower, Borrower shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.2(d) hereinbelow.

            (d) Provided that no Event of Default shall have occurred and be continuing, Borrower may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, or as to any Domestic Rate Loan on a Business Day, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Borrower desires to convert a loan, it shall give Agent not less than three (3) Business Days' prior written or telephonic notice promptly confirmed in writing to convert from a Domestic Rate Loan to a Eurodollar Rate Loan or one (1) Business Day's prior written or telephonic notice promptly confirmed in writing to convert a Eurodollar Rate Loan to a Domestic Rate Loan, specifying the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than five (5) Eurodollar Rate Loans, in the aggregate.

            (e) At its option and upon three (3) Business Days' prior written notice, Borrower may prepay the Eurodollar Rate Loans in whole at any time, with accrued interest on the principal being prepaid to the date of such repayment. In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, Borrower shall indemnify Agent and Lenders therefor in accordance with Section 2.2(f) hereof. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrower shall be conclusive absent manifest error.

            (f) Borrower shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including (but not limited to) any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

            (g) Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (g), the term "Lender" shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans to make or maintain its Eurodollar Rate Loans, the obligation of the Lenders to make Eurodollar Rate Loans hereunder shall forthwith be cancelled and Borrower shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrower shall pay Agent, upon Agent's request, such amount or amounts as may be necessary to compensate Lenders for any loss or expense sustained or incurred by Lenders in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by Lenders to lenders of funds obtained by Lenders in order to make or maintain such Eurodollar Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by such Lender to Borrower shall be conclusive absent manifest error.

      2.3 Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrower to Agent or Lenders, shall be charged to Borrower's Account on Agent's books. During the Term, Borrower may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions of this Agreement. The proceeds of each Revolving Advance requested by Borrower or deemed to have been requested by Borrower under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent the Lenders make such Revolving Advances, be made available to Borrower on the day so requested by way of credit to Borrower's operating account at Bank, or such other bank as Borrower may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

      2.4.  Term Loans.

            (a) Term Loan A. Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, will make a term loan to Borrower in the sum equal to such Lender's Commitment Percentage of $5,000,000 ("Term Loan A"). Term Loan A shall be advanced on the Closing Date and shall be, with respect to principal, payable in thirty (30) consecutive monthly installments, the first twenty nine (29) of which shall be in the sum of $166,666.67 commencing on the first day of the first month following the first anniversary of the Closing Date and on the first day of each month thereafter with a thirtieth (30th) final and installment in the amount of the unpaid principal amount of Term Loan A. Term Loan A shall be subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement and shall be evidenced by and subject to the terms and conditions set forth in one or more secured promissory note (collectively, the "Term Loan A Notes") substantially in the form attached hereto as Exhibit 2.4(a).

            (b) Term Loan B. Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, will make a term loan to Borrower in the sum equal to such Lender's Commitment Percentage of $5,000,000 ("Term Loan B"). Term Loan B shall be advanced on the Closing Date and shall be, with respect to principal, payable in eighteen (18) consecutive monthly installments, the first seventeen (17) of which shall be in the sum of $166,666.67 commencing on the first day of the forty third (43rd) month following the Closing Date and on the first day of each month thereafter with an eighteenth (18th) and final installment in the amount of the unpaid principal amount of Term Loan B payable on the last day of the Term. Term Loan B shall be subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement and shall be evidenced by and subject to the terms and conditions set forth in one or more secured promissory notes (collectively, the "Term Loan B Notes") substantially in the form attached hereto as Exhibit 2.4(b).

      2.5. Maximum Advances. The aggregate balance of Revolving Advances outstanding at any time shall not exceed the lesser of (a) Maximum Revolving Advance Amount less outstanding Letters of Credit or (b) the Formula Amount less outstanding Letters of Credit.

      2.6.  Repayment of Advances

            (a) The Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided. The Term Loans shall be due and payable as provided in Section 2.4 hereof and in the Term Notes.

            (b) Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received. In consideration of Agent's agreement to conditionally credit Borrower's account as of the Business Day on which Agent receives those items of payment, Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations one (1) Business Day after the Business Day that Agent receives such payments via wire transfer or electronic depository check. Agent is not, however, required to credit Borrower's Account for the amount of any item of payment which is unsatisfactory to Agent in the good faith exercise of its discretion and Agent may charge Borrower's Account for the amount of any item of payment which is returned to Agent unpaid.

            (c) All payments of principal, interest and other amounts payable hereunder, or under any of the related agreements shall be made to Agent at the Payment Office not later than 12:00 Noon (New York Time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrower's Account or by making Advances as provided in Section 2.2 hereof.

            (d) Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any Other Documents, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

      2.7. Repayment of Excess Advances. The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

      2.8. Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account ("Borrower's Account") in the name of Borrower in which shall be recorded the date and amount of each Advance made by Lenders and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrower a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Lenders and Borrower, during such month. The monthly statements shall be deemed correct and binding upon Borrower in the absence of manifest error and shall constitute an account stated between Lenders and Borrower unless Agent receives a written statement of Borrower's specific exceptions thereto within sixty (60) days after such statement is received by Borrower. The records of Agent with respect to the loan account shall be prima facie evidence of the amounts of Advances and other charges thereto and of payments applicable thereto.

      2.9. Letters of Credit. Subject to the terms and conditions hereof, Agent shall issue or cause the issuance of Letters of Credit ("Letters of Credit") provided, however, Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the sum of (i) the outstanding Revolving Advances plus (ii) outstanding Letters of Credit (with the requested Letter of Credit being deemed to be outstanding for purposes of this calculation) to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount. All disbursements or payments related to Letters of Credit shall be deemed to be Revolving Advances and shall bear interest at the applicable Contract Rate; Letters of Credit that have not been drawn upon shall not bear interest. Letters of Credit shall be subject to the terms and conditions set forth in the Letter of Credit Supplement attached hereto as Exhibit 2.9 ("Letter of Credit Supplement").

      2.10. Issuance of Letters of Credit

            (a) Borrower may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent at the Payment Office, Agent's standard form of Letter of Credit together with any issuing bank's standard form of Letter of Credit Application (collectively, the "Letter of Credit Application") completed to the satisfaction of Agent; and, such other certificates, documents and other papers and information as Agent may reasonably request.

            (b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than one hundred twenty
(120) days after such Letter of Credit's date of issuance and in no event later than the last day of the Term. Each Letter of Credit Application and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof and, to the extent not inconsistent therewith, the laws of the State of New York.

      2.11. Requirements For Issuance of Letters of Credit

            (a) In connection with the issuance of any Letter of Credit Borrower shall indemnify, save and hold Agent and each Lender harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent and any Lender, and expenses and reasonable attorneys' fees incurred by Agent or any Lender arising out of, or in connection with, any Letter of Credit to be issued or created for Borrower. Borrower shall be bound by Agent's or any issuing or accepting bank's regulations and good faith interpretations of any Letter of Credit issued or created for Borrower's Account, although this interpretation may be different from Borrower's own; and, neither Agent nor any Lender, the bank which opened the Letter of Credit, nor any of its correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrower's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit except for Agent's or any Lender's or such correspondents' gross negligence or willful misconduct.

            (b) Borrower shall authorize and direct any bank which issues a Letter of Credit to name Borrower as the "Account Party" therein and to deliver to Agent all instruments, documents, and other writings and property received by the bank pursuant to the Letter of Credit and to accept and rely solely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor or any acceptance therefor.

            (c) In connection with all Letters of Credit issued or caused to be issued by Agent under this Agreement, Borrower hereby appoints Agent, or its designee, as its attorney, with full power and authority if an Event of Default shall have occurred and be continuing, (i) to sign and/or endorse Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of Borrower or Agent or Agent's designee, and to sign and deliver to Customs officials powers of attorney in the name of Borrower for such purpose; and (iv) to complete in Borrower's name or Agent's, or in the name of Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent's or its attorney's gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

            (d) Each Lender shall be deemed to have irrevocably purchased an undivided participation in Agent's credit support enhancement provided to the issuing bank of any Letter of Credit and each Revolving Advance made as a consequence of the issuance of a Letter of Credit and all disbursements thereunder in an amount equal to such Lender's applicable Commitment Percentage times the outstanding amount of the Letters of Credit and disbursements thereunder. In the event that at the time a disbursement is made the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such disbursement, the lesser of the Maximum Revolving Advance Amount or the Formula Amount, and such disbursement is not reimbursed by Borrower within two (2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand each Lender shall pay to Agent such Lender's proportionate share of such unreimbursed disbursement together with such Lender's proportionate share of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from Borrower of any amount disbursed by Agent for which Agent had already been reimbursed by the Lenders, Agent shall deliver to each Lender that Lender's pro rata share of such repayment. Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit.

      2.12. Additional Payments. Any sums due and payable by Borrower hereunder and any sums expended by Agent or any Lender due to Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrower's Account as a Revolving Advance and added to the Obligations.

      2.13. Manner of Borrowing and Payment

            (a) Each borrowing of Revolving Advances shall be advanced according to the Commitment Percentages of the Lenders. The Term Loans shall be advanced according to the Commitment Percentages of the Lenders.

            (b) Each payment (including each prepayment) by Borrower on account of the principal of and interest on the Revolving Credit Note, shall be applied to the Revolving Advances pro rata according to the Commitment Percentages of the Lenders. Each payment (including each prepayment) by Borrower on account of the principal of and interest on the Term Notes, shall be made from or to, or applied to that portion of the Term Loans evidenced by the Term Notes pro rata according to the Commitment Percentages of the Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by Borrower on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 12:00 Noon, New York time, in Dollars and in immediately available funds. Any payments credited to Agent's account subsequent to 12:00 noon (New York time) on any particular day shall be credited to the Revolving Advances the next Business Day.

            (c) (i) Notwithstanding anything to the contrary contained in Sections 2.13(a) and (b) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by Agent and each payment by Borrower on account of Revolving Advances shall be applied first to those Revolving Advances made by Agent. On or before 12:00 Noon, New York time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and the Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Advances made by Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its applicable Commitment Percentage of the difference between (w) such Revolving Advances and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then Agent shall provide each Lender with its Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Advances.

                  (ii) Each Lender shall be entitled to earn interest hereunder on outstanding Advances which it has funded.

                  (iii) Promptly following each Settlement Date, Agent shall submit to each Lender a certificate with respect to payments received and Advances made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.

            (d) If any Lender or Transferee (a "benefited Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

            (e) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent and, in reliance upon such assumption, make available to Borrower a corresponding amount. Agent will promptly notify Borrower of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after a Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving Advances hereunder, on demand from Borrower; provided, however, that Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrower's rights (if any) against such Lender.

      2.14. Mandatory Prepayments. Subject to the provisions of Section 4.3(b)(i), when Borrower sells or otherwise disposes of any Collateral (other than Inventory in the ordinary course of business) Borrower shall repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such repayments to be made promptly but in no event more than three (3) Business Days following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied first, to the outstanding principal installments on Term Loan A in the inverse order of the maturities thereof, second, to the outstanding principal installments on Term Loan B in the inverse order of the maturities thereof and, third, to the remaining Advances in such order as Agent may determine, subject to Borrower's ability to reborrow Revolving Advances in accordance with the terms hereof.


      2.15. Use of Proceeds. Borrower shall apply the proceeds of Advances to
(i) repay existing indebtedness owed to First Union National Bank of North Carolina and First Union Commercial Corporation, (ii) pay fees and expenses relating to the Transactions, and (iii) to provide for its working capital needs.

      2.16. Defaulting Lender

            (a) Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (y) notifies either Agent or Borrower that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.16 while such Lender Default remains in effect.

            (b) Advances shall be incurred pro rata from Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided, that, such amount shall not be applied to any Advances of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Advances of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Advances then outstanding.

            (c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents. All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have Advances outstanding.

            (d) Other than as expressly set forth in this Section 2.16, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.16 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

            (e) In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

III.  INTEREST AND FEES

      3.1. Interest. Interest on Advances shall accrue from the date the applicable Advance is made through (a) and including the date preceding repayment of such Advance if such repayment is received before 12:00 noon (New York time) of such day and (b) the date of repayment of such Advance if such repayment is received after 12:00 noon (New York time) of such day and shall be payable in arrears on the last day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month (the "Monthly Advances") at a rate per annum equal to the Contract Rate. Whenever, subsequent to the date of this Agreement, the Prime Rate is increased or decreased, the applicable Contract Rate with respect to Domestic Rate Loans shall be similarly changed without notice or demand of any kind effective as of the opening of business on the Business Day that such change becomes effective by an amount equal to the amount of such change in the Prime Rate during the time such change or changes remain in effect. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the applicable Contract Rate plus two (2%) percent per annum (the "Default Rate").

      3.2. Letter of Credit Fees. Borrower shall pay Agent (i) for the benefit of the Lenders for issuing or causing the issuance of Letters of Credit, the Letter of Credit Fees set forth in the Letter of

Credit Supplement and (ii) any issuing bank's customary charges payable in connection with Letters of Credit as in effect from time to time.

      3.3. (a) Closing Fee. On the Closing Date, Borrower shall pay to Agent a closing fee of $300,000 less that portion of the commitment fee of $200,000 heretofore paid by Borrower to Agent remaining after application of such fee to actual out of pocket expenses.

            (b) Unused Line Fee. If, for any month during the Term, the average daily unpaid balance of the Revolving Advances plus outstanding Letters of Credit for each day of such month does not equal the Maximum Revolving Advance Amount, then Borrower shall pay to Agent for the benefit of the Lenders a fee at a rate equal to three-eighths of one percent (3/8%) per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance. Such fee shall be payable to Agent in arrears on the last day of each month and on the last day of the Term.

      3.4. (a) Service Fee. Borrower shall pay Agent a service fee equal to $4,000 per month commencing on the Closing Date and thereafter on the first day of each month thereafter during the Term. The service fee shall be deemed earned in full on the date when same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.

            (b) Collateral Monitoring Fee. Borrower shall pay to Agent on the first day of each month following any month in which Agent performs any collateral monitoring - namely any field examination, collateral analysis or other business analysis, the need for which is to be determined by Agent in the good faith exercise of its business judgment and which monitoring is undertaken by Agent or for Agent's benefit - a collateral monitoring fee in an amount equal to $600 per day for each person employed to perform such monitoring, plus all costs and disbursements incurred by Agent in the performance of such examination or analysis.

      3.5. Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension.

      3.6. Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that Agent or any Lender has received interest and other charges hereunder in excess of the highest rate permissible hereto, such excess amount shall be first applied to any unpaid principal balance owed by Borrower, and if the then remaining excess amount is greater than the previously unpaid principal balance, the Lenders shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

      3.7. Increased Costs. In the event of any change in applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or requirements for compliance by any Lender (for purposes of this Section 3.7, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate

Loans with any request or directive received after the Closing Date (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

            (a) subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office);

            (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

            (c) impose on Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement, any Other Documents;

and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrower shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the Eurodollar Rate. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrower, and such certification shall be conclusive absent manifest error.

      3.8. Basis for Determining Interest Rate Inadequate or Unfair. In the event that Agent or any Lender shall have determined that:

            (a) reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.2 hereof for any Interest Period; or

            (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan;

then Agent shall give Borrower prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrower shall notify Agent no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrower shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrower shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, the Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and Borrower shall not have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

      3.9.  Capital Adequacy

            (a) In the event that Agent or any Lender shall have determined that any change in applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.9, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive received after the Closing Date regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrower shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this
Section 3.9 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

            (b) A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.9(a) hereof when delivered to Borrower shall be conclusive absent manifest error.

IV.   COLLATERAL: GENERAL TERMS

      4.1. Security Interest in the Collateral. To secure the prompt payment and performance to Agent and each Lender of the Obligations, Borrower hereby assigns, pledges and grants to Agent for the ratable benefit of each Lender a continuing security interest in and to all of the Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest.

      4.2. Perfection of Security Interest. Borrower shall take all action that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to (i) promptly discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlords' or mortgagees' lien waivers, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest under the Uniform Commercial Code or other applicable law. Agent is hereby authorized to file financing statements signed by Agent instead of Borrower in accordance with
Section 9-402(2) of the Uniform Commercial Code as adopted in the State of New York. All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrower's Account as a Revolving Advance and added to the Obligations, or, at Agent's option, shall be paid to Agent for the ratable benefit of the Lenders immediately upon demand.

      4.3. Disposition of Collateral. Borrower will safeguard and protect all Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business and (b) the disposition or transfer of obsolete and worn-out Equipment in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than $250,000 and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Agent's first priority security interest or (ii) the proceeds of which are remitted to Agent as a prepayment in accordance with the provisions of Section 2.14.

      4.4. Preservation of Collateral. Following the occurrence and during the continuance of an Event of Default in addition to the rights and remedies set forth in Section 11.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of Borrower's premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any of Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and
(e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Borrower's owned or leased property. Borrower shall cooperate fully with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may reasonably direct. All of Agent's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrower's Account as a Revolving Advance and added to the Obligations.

      4.5. Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to Agent's security interest: (a) Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a security interest in each and every item of the Collateral to Agent which, except for Permitted Encumbrances, shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by Borrower or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of Borrower that appear on such documents and agreements shall be genuine and Borrower shall have full capacity to execute same; and (d) Borrower's Equipment and Inventory shall be located as set forth on Schedule 4.5 and shall not be removed from such location(s) without the prior written consent of Agent which shall not be unreasonably withheld except with respect to the sale of Inventory in the ordinary course of business and Equipment to the extent permitted in
Section 4.3 hereof.

      4.6. Defense of Agent's and Lenders' Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent's interests in the Collateral shall continue in full force and effect. During such period Borrower shall not, without Agent's prior written consent, pledge, sell (except Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Borrower shall defend Agent's interests in the Collateral against any and all Persons whatsoever. At any time following demand by Agent for payment of all Obligations, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, Borrower shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and the Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. At Agent's request at any time following the occurrence and during the continuance of an Event of Default, Borrower shall instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into Borrower's possession, they, and each of them, shall be held by Borrower in trust as Agent's trustee, and Borrower will immediately deliver them to Agent in their original form together with any necessary endorsement.

      4.7. Books and Records. Borrower shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrower.

      4.8. Financial Disclosure. Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by Borrower at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent and each Lender any information such accountants may have concerning Borrower's financial status and business operations. Borrower hereby authorizes all federal, state and municipal authorities to furnish to Agent and each Lender copies of reports or examinations relating to Borrower, whether made by Borrower or otherwise; provided, however, Agent and each Lender will request such information or materials in writing directly from Borrower and allow Borrower a reasonable period of time to deliver such information or materials prior to obtaining such information or materials from such accountants or such authorities.

      4.9. Compliance with Laws. Borrower shall comply in all material respects with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof or to the operation of Borrower's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect. Borrower may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's Lien on or security interest in the Collateral. The Collateral and any other assets of Borrower at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral and other assets of Borrower so that such insurance shall remain in full force and effect.

      4.10. Inspection of Premises. At all reasonable times Agent and any Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from Borrower's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of Borrower's business. Agent, any Lender and their agents may enter upon any of Borrower's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of Borrower's business.

      4.11. Insurance. Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At Borrower's own cost and expense in amounts and with carriers acceptable to Agent, Borrower shall (a) keep all its insurable properties and properties in which Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Borrower's including, without limitation, business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to Borrower's insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Borrower is engaged in business; (e) maintain a life insurance policy covering the lives of Beverly Eichel and MaryAnn Domuracki for so long as each is employed by the Borrower as executive officers of the Borrower in the face amounts of at least $1,000,000 and $2,000,000, respectively; and (f) furnish Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable and mortgagee endorsements in form and substance satisfactory to Agent, naming Agent as a co-insured, assignee and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a), (c) and (e) above, and providing (A) that all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and Borrower to make payment for such loss to Agent and not to Borrower and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to Borrower and Agent jointly, Agent may endorse Borrower's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a), (b) and (e) above. All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to Borrower or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrower to Agent, on demand. Anything hereinabove to the contrary notwithstanding, and subject to the fulfillment of the conditions set forth below, Agent shall remit to Borrower insurance proceeds received by Agent during any calendar year under insurance policies procured and maintained by Borrower which insure Borrower's insurable properties to the extent such insurance proceeds do not exceed $500,000 in the aggregate during such calendar year. In the event Borrower has previously received (or, after giving effect to any proposed remittance by Agent to Borrower would receive) insurance proceeds which equal or exceed $500,000 in the aggregate during any calendar year, then Agent shall not be obligated to remit the insurance proceeds in excess of $500,000 to Borrower but may, in its sole discretion, either remit the insurance proceeds to Borrower upon Borrower providing Agent with evidence reasonably satisfactory to Agent that the insurance proceeds will be used by Borrower to repair, replace or restore the insured property which was the subject of the insurable loss, or apply the proceeds to the Obligations, as aforesaid. The agreement of Agent to remit insurance proceeds in the manner above provided shall be subject in each instance to satisfaction of each of the following conditions: (x) No Event of Default or Default shall then have occurred and be continuing, and (y) Borrower shall use such insurance proceeds to repair, replace or restore the insurable property which was the subject of the insurable loss and for no other purpose.

      4.12. Failure to Pay Insurance. If Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor for Borrower's Account, and charge Borrower's Account therefor and such expenses so paid shall be part of the Obligations.

      4.13. Payment of Taxes. Borrower will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon Borrower or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any Charge by any governmental authority is or may be imposed on or as a result of any transaction between Borrower and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's or any Lender's opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to Borrower pay the Charges and Borrower hereby indemnifies and holds Agent and each Lender harmless in respect thereof. Agent will not pay any Charges to the extent that Borrower has contested or disputed those Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related Lien is stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's security interest in or Lien on the Collateral. The amount of any payment by Agent under this Section 4.13 shall be charged to Borrower's Account as a Revolving Advance and added to the Obligations and, until Borrower shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrower's credit and Agent shall retain its security interest in any and all Collateral held by Agent.

      4.14. Payment of Leasehold Obligations. Except as described on Schedule
4.14 hereof, Borrower shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant for premises at which Collateral is located except to the extent any such amounts are being contested in good faith and by appropriate proceedings and as to which Agent shall have notice in writing, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent's request, will provide evidence of having done so.

      4.15. Receivables

            (a) Nature of Receivables. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of Borrower, or work, labor or services theretofore rendered by Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with Borrower's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrower to Agent.

            (b) Solvency of Customers. Each Customer, to Borrower's actual knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of Borrower who are not solvent Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

            (c) Locations of Borrower. Borrower's chief executive office is located at 111 West 40th Street, New York, New York 10018. Until written notice is given to Agent by Borrower of any other office at which it keeps its records pertaining to Receivables, all such records shall be kept at such executive office and at 4075 East Market Street, York, Pennsylvania 17403.

            (d) Collection of Receivables. Until Borrower's authority to do so is terminated by Agent (which notice Agent may give at any time following the occurrence and during the continuance of an Event of Default, Borrower will, at Borrower's sole cost and expense, but on Agent's behalf and for Agent's account, collect as Agent's property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with Borrower's funds or use the same except to pay Obligations. Borrower shall, upon request, deliver to Agent, the Blocked Account or the Depositary Account in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

            (e) Notification of Assignment of Receivables. At any time following the occurrence and during the continuance of an Event of Default, Agent shall have the right to send notice of the assignment of, and Agent's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. During the existence of an Event of Default, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrower's Account and added to the Obligations.

            (f) Power of Agent to Act on Borrower's Behalf. Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Borrower hereby constitutes Agent or Agent's designee as Borrower's attorney with power
(i) following the occurrence and during the continuance of an Event of Default
(a) to sign Borrower's name on any invoice or bill of lading relating to any of the Receivables; (b) to demand payment of the Receivables; (c) to enforce payment of the Receivables by legal proceedings or otherwise; (d) to exercise all of Borrower's rights and remedies with respect to the collection of the Receivables and any other Collateral; (e) to settle, adjust, compromise, extend or renew the Receivables; (f) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (g) to prepare, file and sign Borrower's name on a proof of claim in bankruptcy or similar document against any Customer; (h) to prepare, file and sign Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables and (ii) at any other time (a) to endorse Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (b) to send verifications of Receivables to any Customer; (c) to sign Borrower's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; and (d) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default, to change the address for delivery of mail addressed to Borrower to such address as Agent may designate and to receive, open and dispose of all mail addressed to Borrower.

            (g) No Liability. Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom except with respect to its own gross negligence or willful misconduct. Following the occurrence and during the continuance of an Event of Default Agent may, without notice or consent from Borrower, (i) sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept following the occurrence and during the continuance of an Event of Default or Default the return of the goods represented by any of the Receivables, without notice to or consent by Borrower, all without discharging or in any way affecting Borrower's liability hereunder.

            (h) Establishment of a Lockbox Account, Dominion Account. Subject to the provisions of Section 4.3(b)(i), all proceeds of Collateral shall, at the direction of Agent, be deposited by Borrower into a lockbox account, dominion account or such other blocked account ("Blocked Accounts") as Agent may require pursuant to an arrangement with such bank as may be selected by Borrower and be acceptable to Agent. Borrower shall issue to any such bank, an irrevocable letter of instruction directing said bank to transfer such funds so deposited to Agent, either to any account maintained by Agent at said bank or by wire transfer to appropriate account(s) of Agent. All funds deposited in such Blocked Account shall immediately become the property of Agent and Borrower shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. Agent assumes no responsibility for such Blocked Account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, Borrower shall promptly deliver all proceeds of Collateral received by Borrower in kind to Agent or Agent may establish depository accounts ("Depository Accounts") in the name of Agent at a bank or banks for the deposit of such funds and Borrower shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to the Blocked Accounts.

            (i) Adjustments. Borrower will not, without Agent's consent, compromise or adjust any material amount of the Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of Borrower.

      4.16. Inventory. All Inventory manufactured in the United States has been, and will be, produced by Borrower in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

      4.17. Maintenance of Equipment. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. Borrower shall not use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation. Borrower shall have the right to sell Equipment to the extent set forth in Section 4.3 hereof.

      4.18. Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent or any Lender as Borrower's agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof except to the extent directly caused by its own gross negligence or willful misconduct. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of Borrower's obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by Borrower of any of the terms and conditions thereof.

      4.19. Environmental Matters. (a) Borrower shall ensure that the Real Property remains in compliance with all Environmental Laws and it will not place or permit to be placed any Hazardous Substances on any Real Property except as not prohibited by applicable law or appropriate governmental authorities.

            (b) Borrower shall establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

            (c) Borrower shall (i) employ in connection with its use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Borrower shall use its best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Borrower in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

            (d) In the event Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person or entity, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrower shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in the Real Property and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

            (e) Borrower shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between Borrower and the Authority regarding such claims to Agent until the claim is settled. Borrower shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's security interest in the Real Property and the Collateral.

            (f) Borrower shall respond in a timely manner to any Hazardous Discharge or Environmental Complaint and take all action deemed necessary in its reasonable discretion in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint, Agent on behalf of the Lenders, upon giving written notice to Borrower at least ten (10) days in advance, may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in Collateral: (A) give such notices or
(B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and the Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Borrower, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and Borrower. If, however, within ten (10) days after receiving written notice of the Agent's intent to respond or act on behalf of the Lenders, Borrower responds to any Hazardous Discharge or Environmental Complaint, Agent may not proceed to act on behalf of the Lenders as provided under the previous two sentences.

            (g) In addition to those required under Section 6.10 of this Agreement, and not more frequently than once every two years at Borrower's expense, or more frequently at Borrower's expense in the event that Agent has determined (in the exercise of its good faith judgment) that reasonable cause exists for the performance of an environmental site assessment of the Real Property, Agent may, upon reasonable advance written notice and without unreasonable interference with Borrower or Borrower's operations, require Borrower to provide Agent with an environmental site assessment to determine the presence or absence of Hazardous Substances on the Real Property, and the potential costs in connection with abatement, cleanup, remediation or removal of any Hazardous Substances found on, under, at or within the Real Property ("Environmental Site Assessment" or "Assessment") performed by an environmental engineering firm acceptable in the reasonable opinion of the Agent ("Environmental Consultant"). The existence of reasonable cause for purposes of Agent requiring Borrower to perform an Environmental Site Assessment as set forth above shall be Agent's good faith belief of new occurrences or any significant change in existing conditions, either of which is reasonably likely to cause the Real Property to be subject to investigation by Authorities or cleanup pursuant to any Environmental Law. Any such Environmental Site Assessment report shall be prepared using the applicable then-current ASTM standards, or in any other form that is acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge. If the Environmental Consultant, in performing the Assessments, determines that the potential costs, individually or in the aggregate, of abatement, cleanup, remediation or removal of any Hazardous Substances found on, under, at or within the Real Property exceed $100,000, Agent shall have the right to require Borrower to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

            (h) Borrower shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, Affiliates, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Agent or the Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. Borrower's obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrower's obligation and the indemnifications hereunder shall survive the termination of this Agreement.

            (i) For purposes of Section 4.19 and 5.7, all references to Real Property shall be deemed to include all of Borrower's right, title and interest in and to its owned and leased premises.

      4.20. Financing Statements. Except as respects the financing statements filed by Agent and the financing statements described on Schedule 1.2, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

V.    REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants as follows:

      5.1. Authority. Borrower has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all Obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of Borrower's by-laws, certificate of incorporation or other applicable documents relating to Borrower's formation or to the conduct of Borrower's business or of any material agreement or undertaking to which Borrower is a party or by which Borrower is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of Borrower under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which Borrower is a party or by which it or its property may be bound.

      5.2. Formation and Qualification. (a) Borrower is duly incorporated and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in the states listed on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for Borrower to conduct its business and own its property except where the failure to so qualify could not have a Material Adverse Effect. Borrower has delivered to Agent true and complete copies of its certificate of incorporation and by-laws and will promptly notify Agent of any amendment or changes thereto.

            (b)   The only Subsidiaries of Borrower are listed on Schedule
5.2(b).

      5.3. Survival of Representations and Warranties. All representations and warranties of Borrower contained in this Agreement and the Other Documents shall be true at the time of Borrower's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto. Any misrepresentation or breach of any representation or warranty whatsoever contained in this Agreement or the Other Documents shall be deemed material.

      5.4. Tax Returns. Borrower's federal tax identification number is 62-1284179. Except as set forth on Schedule 5.4, Borrower has filed all federal, state and local tax returns and other reports it is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. Federal, state and local income tax returns of Borrower have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years listed on Schedule 5.4. The provision for taxes on the books of Borrower are adequate for all years not closed by applicable statutes, and for its current fiscal year, and Borrower has no knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

      5.5.  Financial Statements

            (a) The pro forma balance sheet of Borrower (the "Pro Forma Balance Sheet") furnished to Agent on the Closing Date reflects the consummation of the transactions contemplated by the Recapitalization Documents and under this Agreement (the "Transactions") and is accurate, complete and correct and fairly reflects the financial condition of Borrower as of the Closing Date after giving effect to the Transactions, has been prepared in accordance with GAAP, consistently applied subject to certain post closing adjustments previously disclosed to Lender (as so adjusted, the "Closing Balance Sheet"). The Pro Forma Balance Sheet of Borrower has been certified as accurate, complete and correct in all material respects by the President and Chief Financial Officer of Borrower. All financial statements referred to in this subsection 5.5(a), including the related schedules and notes thereto, have been prepared, in accordance with GAAP, except as may be disclosed in such financial statements.

            (b) The cash flow projections of Borrower and its projected balance sheets as of the Closing Date, copies of which are annexed hereto as
Exhibit 5.5(b) (the "Projections") were prepared by the Chief Financial Officer of Borrower, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrower's judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The cash flow Projections together with the Pro Forma Balance Sheet, are referred to as the "Pro Forma Financial Statements".

            (c) The consolidated and consolidating balance sheets of Borrower, its Subsidiaries and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship existed) as of most recent fiscal year end, and the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur and present fairly the financial position of Borrower and its Subsidiaries at such date and the results of their operations for such period. Since most recent fiscal year end there has been no change in the condition, financial or otherwise, of Borrower or its Subsidiaries as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by Borrower and its Subsidiaries, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

      5.6. Corporate Name. Borrower has not been known by any other corporate name in the past five years and does not sell Inventory under any other name except as set forth on Schedule 5.6, nor has Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

      5.7. O.S.H.A. and Environmental Compliance. To the best of Borrower's knowledge:

            (a) Borrower has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, CERCLA, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

            (b) Borrower has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

            (c) (i) There are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property;
(iii) the Real Property has never been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property or any other premises leased by Borrower, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of Borrower or of its tenants.

      5.8.  Solvency; No Litigation, Violation, Indebtedness or Default.

            (a) After giving effect to the Transactions, Borrower will be solvent, able to pay its debts as they mature, have capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) subsequent to the Closing

Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

            (b) Except as disclosed in Schedule 5.8(b), Borrower has (i) no pending or threatened litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect, and (ii) no liabilities nor indebtedness other than the Obligations.

            (c) Borrower is not in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect on Borrower, nor is Borrower in violation of any order of any court, governmental authority or arbitration board or tribunal.

            (d) Neither Borrower nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d) hereto. Except as set forth in Schedule 5.8(d), (i) no Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and
Section 412(a) of the Code, whether or not waived, and Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under
Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) neither Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof or by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither Borrower nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) neither Borrower nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) neither Borrower nor any member of a Controlled Group has incurred any liability for any excise tax arising under
Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (viii) neither Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in
Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR ss.2615.3 has not been waived, (xi) neither Borrower nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of Borrower and any member of the Controlled Group, and (xii) neither Borrower nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

      5.9. Patents, Trademarks, Copyrights and Licenses. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by Borrower are set forth on Schedule 5.9, are valid and have been duly registered or filed with all appropriate governmental authorities and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such patent, trademark, copyright, design right, tradename, trade secret or license and Borrower is not aware of any grounds for any challenge, except as set forth in
Schedule 5.9 hereto. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, design right, copyright, copyright application and copyright license owned or held by Borrower and all trade secrets used by Borrower consists of original material or property developed by Borrower or was lawfully acquired by Borrower from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all software used by Borrower, Borrower is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on
Schedule 5.9 hereto.

      5.10. Licenses and Permits. Except as set forth in Schedule 5.10, Borrower
(a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could have a Material Adverse Effect.

      5.11. Default of Indebtedness. Borrower is not in default in the payment of the principal of or interest on any material Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

      5.12. No Default. Borrower is not in default in the payment or performance of any of its contractual obligations which default could have a Material Adverse Effect and no Default has occurred which has a Material Adverse Effect.

      5.13. No Burdensome Restrictions. Borrower is not party to any contract or agreement the performance of which could have a Material Adverse Effect. Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

      5.14. No Labor Disputes. Borrower is not involved in any labor dispute; there are no strikes or walkouts or union organization of any of Borrower's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.

      5.15. Margin Regulations. Borrower is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or Regulation G of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

      5.16. Investment Company Act. Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

      5.17. Disclosure. No representation or warranty made by Borrower in this Agreement or in the Recapitalization Documents or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower or which reasonably should be known to Borrower which Borrower has not disclosed to Agent in writing with respect to the transactions contemplated by the Recapitalization Documents or this Agreement which could have a Material Adverse Effect.

      5.18. Delivery of Recapitalization Documents. Agent has received complete copies of the Recapitalization Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Agent.

      5.19. Swaps. Borrower is not a party to, nor will it be a party to, any swap agreement whereby Borrower has agreed or will agree to pledge any collateral for such arrangement or to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

      5.20. Conflicting Agreements. No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on Borrower or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

      5.21. Application of Certain Laws and Regulations. Neither Borrower nor any Affiliate of Borrower is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

      5.22. Business and Property of Borrower. Upon and after the Closing Date, Borrower does not propose to engage in any business other than the design, manufacture, marketing and licensing of various product categories including, but not limited to activewear clothing, dancewear, tights and legwear and activities necessary to conduct such business. On the Closing Date, Borrower will own all the property and possess all of the rights and Consents necessary for the conduct of the business of Borrower.

VI.   AFFIRMATIVE COVENANTS

            Borrower shall, until payment in full of the Obligations and termination of this Agreement:

      6.1. Payment of Fees. Pay to Agent on demand all usual and customary fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge the account of Borrower for all such fees and expenses.

      6.2. Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral which failure to so operate, maintain, enforce or protect could have a Material Adverse Effect; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could have a Material Adverse Effect.

      6.3. Violations. Promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to Borrower which could have a Material Adverse Effect.

      6.4. Government Receivables. Take all steps necessary to protect Agent's interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between Borrower and the United States, any state or any department, agency or instrumentality of any of them.

      6.5. Tangible Net Worth. Maintain as of the end of each month a Tangible Net Worth in an amount not less than $2,000,000 subject to adjustment solely to the extent that Tangible Net Worth as reflected on the Closing Date Balance Sheet is different than Tangible Net Worth reflected on the Pro Forma Balance Sheet.

      6.6. Execution of Supplemental Instruments. Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may reasonably request, in order that the full intent of this Agreement may be carried into effect.

      6.7. Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its material obligations and liabilities of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and Borrower shall have provided for such reserves as Agent may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lenders.

      6.8. Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.13 and 9.14 as to
which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments and the absence of notes) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

      6.9. Exercise of Rights. Enforce all of its rights under the Recapitalization Documents including, but not limited to, all indemnification rights and pursue all remedies available to it with diligence consistent with Borrower's business judgment and in good faith in connection with the enforcement of any such rights.

      6.10. Environmental Site Assessments. Within fifteen (15) days of the Closing Date, Borrower shall engage independent environmental engineering firms to conduct Phase I Environmental Site Assessments of all Real Property owned or leased by Borrower (other than Wyomissing, Pennsylvania and the retail outlets) which reports shall be delivered to Agent in form and substance satisfactory to it no later than forty five (45) days following the Closing Date. If any such Phase I Environmental Site Assessment indicates that a Phase II Environmental Site Assessment ("Phase II") is recommended, promptly following receipt of such assessment Borrower shall engage an independent environmental engineering firm to conduct any such recommended Phase II. If any Phase II indicates that certain remediation efforts are recommended, Borrower shall promptly conduct such recommended remediation action.

      6.11. Surveys. Within forty-five (45) days of the Closing Date, Borrower shall deliver to Agent surveys in form and substance satisfactory to Agent on all Real Property subject to a Mortgage. In the event that any survey shall indicate that (a) there is more than an immaterial deviation in the boundaries with respect to and/or the size of the parcel comprising any such Real Property or (b) any structure or other improvement on any such Real Property is not located within the boundaries as set forth in the survey with respect to such Real Property (any such Real Property, and "Affected Parcel"), Borrower shall deliver to Agent no later than one hundred twenty (120) days following the Closing Date, an appraisal of the fair market value of the Affected Parcel, conducted by independent third parties who are satisfactory to Agent (such appraisal, a "New Appraisal"). If the fair market value of the Affected Parcel as set forth in the New Appraisal is in Agent's credit judgment materially different from that set forth in the appraisals provided to Agent prior to the Closing Date, Agent may impose a reserve in such amounts as Agent shall reasonably determine necessary.

VII   NEGATIVE COVENANTS

      Borrower shall not, until satisfaction in full of the Obligations and termination of this Agreement:

      7.1.  Merger, Consolidation, Acquisition and Sale of Assets

            (a) Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it.

            (b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except in the ordinary course of its business or as permitted pursuant to Section 4.3 hereof.

      7.2. Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

      7.3. Guarantees. Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) as disclosed on Schedule 7.3, and (b) the endorsement of checks in the ordinary course of business.

      7.4. Investments. Purchase or acquire obligations or stock of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof; (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating); (c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if
(i) such bank has a combined capital and surplus of at least $500,000,000, or
(ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency; and (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof.

      7.5. Loans. Make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate except with respect to (a) the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business and (b) loans or advances to its employees in the ordinary course of business not to exceed the aggregate amount of $100,000 at any time outstanding.

      7.6. Capital Expenditures. Contract for, purchase or make any expenditure or commitments for fixed or capital assets (including capitalized leases) including, without limitation, with respect to fixtures or decorations purchased in whole or in part for installation in (x) stores of third party Customers of Borrower to enhance Borrower's identity and/or sales of Borrower's products or
(y) Borrower's own retail stores in any fiscal year in an amount in excess of $6,000,000.

      7.7. Dividends. Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of Borrower except (a) Borrower may repurchase any redeemed capital stock of terminated employees of Borrower in accordance with the provisions of The Danskin, Inc. Savings Plan and (b) so long as no Event of Default shall have occurred or would occur after giving effect thereto Borrower may declare and pay dividends as expressly provided in the Certificate of Designations, Preferences and Rights of Series D Cumulative Convertible Preferred Stock of Borrower filed with the Secretary of State of Delaware as of September 22, 1997 as in effect on such date.

      7.8. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) of Borrower except in respect of (i) Indebtedness to Lenders; (ii) Indebtedness incurred for capital expenditures permitted under Section 7.6 hereof; and (iii) Indebtedness as described on
Schedule 7.8 hereof.

      7.9. Nature of Business. Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted herein purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

      7.10. Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions disclosed in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate.

      7.11. Subsidiaries

            (a) Form any Subsidiary unless (i) such Subsidiary expressly joins in this Agreement as a borrower and becomes jointly and severally liable for the obligations of Borrower hereunder, and under the Notes, and under any other agreement between Borrower and Lenders and such Subsidiary grants a first priority security interest in and/or lien upon all of its assets to Agent for the benefit of Lenders, as collateral for the Obligations hereunder and (ii) Agent shall have received all documents, including legal opinions, it may reasonably require to establish compliance with each of the foregoing conditions.

            (b) Enter into any partnership, joint venture or similar arrangement.

      7.12. Fiscal Year and Accounting Changes. Change its fiscal year from a year ending on the last Saturday in December of each year or make any significant change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

      7.13. Pledge of Credit. Now or hereafter pledge Agent's or any Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than Borrower's business as conducted on the date of this Agreement.

      7.14. Amendment of Articles of Incorporation, By-Laws. Other than as contemplated by the Recapitalization amend, modify or waive any term or material provision of its Articles of Incorporation or By-Laws unless required by law.

      7.15. Compliance with ERISA. (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d); (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and
Section 4975 of the Code; (iii) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in
Section 302 of ERISA or Section 412 of the Code; (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of Borrower or any member of the Controlled Group or the imposition of a lien on the property of Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA; (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d); (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan;
(vii) fail promptly to notify Agent of the occurrence of any Termination Event;
(viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan; (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

      7.16. Prepayment of Indebtedness. Except as described in Schedule 7.16 hereto, at any time, directly or indirectly, prepay any Indebtedness for borrowed money (other than to Lenders), or repurchase, redeem, retire or otherwise acquire any Indebtedness of Borrower other than in the ordinary course of its business consistent with its past practices.

      7.17. Subordinated Obligations. Except as described on Schedule 7.16 hereto, at any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the repayment or redemption of the Subordinated Obligations, except as expressly permitted in the Subordination Agreement as in effect on the Closing Date.

      7.18. Other Agreements. Enter into any material amendment, waiver or modification of the Recapitalization Documents or any related agreements.

VIII. CONDITIONS PRECEDENT

      8.1. Conditions to Initial Advances. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lenders, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

            (a) Notes. Agent shall have received the Notes duly executed and delivered by an authorized officer of Borrower;

            (b) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any Other Document or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

            (c) Corporate Proceedings of Borrower. Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Notes, the Mortgages, any related agreements and the Recapitalization Documents (collectively the "Documents") and
(ii) the granting by Borrower of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

            (d) Incumbency Certificates of Borrower. Agent shall have received a certificate of the Secretary or an Assistant Secretary of Borrower, dated the Closing Date, as to the incumbency and signature of the officers of Borrower executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

            (e) Certificates. Agent shall have received a copy of the Articles or Certificate of Incorporation of Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of Borrower and all agreements of Borrower's shareholders certified as accurate and complete by the Secretary of Borrower;

            (f) Good Standing Certificates. Agent shall have received good standing certificates for Borrower dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's business activities or the ownership of its properties necessitates qualification;

            (g) Legal Opinion. Agent shall have received the executed legal opinion of Morgan Lewis & Bockius LLP and counsel in Mississippi reasonably acceptable to Agent in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes, the Recapitalization Documents and related agreements as Agent may reasonably require and Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and the Lenders;

            (h) No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against Borrower or against the officers or directors of Borrower (A) in connection with the Documents or any of the transactions contemplated thereby or (B) which if adversely determined, could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

            (i) Financial Condition Certificates. Agent shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(i);

            (j) Collateral Examination. Agent shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to the Agent, of the Receivables, Inventory, General Intangibles, Real Property and Equipment of Borrower and all books and records in connection therewith;

            (k) Fees. Agent shall have received all fees payable to Agent and the Lenders on or prior to the Closing Date pursuant to Article III hereof;

            (l) Pro Forma Financial Statements. Agent shall have received a copy of the Pro Forma Financial Statements and the financial statements referred to in Section 5.5(c) hereof which shall be satisfactory in all respects to Agent;

            (m) Recapitalization Documents. Agent shall have received final executed copies of the Recapitalization Documents and all related agreements, documents and instruments as in effect on the Closing Date and the transactions contemplated by such documentation including the transactions contemplated by
Section 9.18 thereof shall be consummated to the satisfaction of Agent;

            (n) Subordination Agreements. Agent shall have entered into the Subordination Agreement with Borrower and each Person listed on Schedule 8.1(n) hereto which shall set forth the basis upon which such Persons may receive, and Borrower may make, payments with respect to the applicable Subordinated Notes which basis shall be satisfactory in form and substance to Agent in its sole discretion;

            (o) Other Documents. Agent shall have received executed copies of all Other Documents, each in form and substance satisfactory to Agent;

            (p) Insurance. Agent shall have received in form and substance satisfactory to Agent, certified copies of Borrower's casualty insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee, and certified copies of Borrower's liability insurance policies, together with endorsements naming Agent as a co-insured;

            (q) Title Insurance. Agent shall have received fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, marked to Agent's satisfaction to evidence the form of such policies to be delivered with respect to the Mortgages), in standard ALTA form, issued by a title insurance company satisfactory to Agent, each in an amount equal to not less than the fair market value of the Real Property subject to the Mortgages, insuring the Mortgages to create a valid Lien on the Real Property with no exceptions which Agent shall not have approved in writing and no survey exceptions;

            (r) Payment Instructions. Agent shall have received written instructions from Borrower directing the application of proceeds of the initial Advances made pursuant to this Agreement;

            (s) Blocked Accounts. Agent shall have received duly executed agreements establishing the Blocked Accounts or Depository Accounts with financial institutions acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral and such letters as shall be acceptable to Agent evidencing that all Blocked Accounts and Depository Accounts and all bank accounts which transmit funds to such Blocked Accounts or Depository Accounts will accept changes in instructions only from Agent;

            (t) Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

            (u) No Adverse Material Change. (i) Since December 28, 1996, there shall not have occurred (x) any material adverse change in the condition, financial or otherwise, operations, properties or prospects of Borrower, (y) no material damage or destruction to any of the Collateral nor any material depreciation in the value thereof and (z) no event, condition or state of facts which could have a Material Adverse Effect and (ii) no representations made or information supplied to Agent or any Lender shall have been proven to be inaccurate or misleading in any material respect;

            (v) Third Party Agreements. Agent shall have received landlord, mortgagee, warehouseman or licensor agreements satisfactory to Agent with respect to all premises leased by Borrower at which Inventory is located or all Inventory which may be subject to claims of third parties;

            (w) Mortgages. Agent shall have received in form and substance satisfactory to Agent (i) executed Mortgages, (ii) title policies for the Real Property and (iii) surveys; and

            (x) Contract Review. Agent shall have reviewed all contracts of Borrower including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent;

            (y) Closing Certificate. Agent shall have received a closing certificate signed by the Chief Financial Officer of Borrower dated as of the Closing Date, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement and the other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing;

            (z) Borrowing Base. Agent shall have received evidence from Borrower that the aggregate amount of Eligible Receivables and Eligible Inventory is sufficient in value and amount to support Revolving Advances and Letters of Credit in the amount requested by Borrower on the Closing Date;

            (ab) Undrawn Availability. After giving effect to the Advances made on the Closing Date hereunder, Borrower shall have Undrawn Availability of at least $5,000,000;

            (ac) Appraisals. Agent shall have received appraisals on the Company's trademarks, retail inventory (evidencing a net recovery rate of at least 75% of the Company's cost) and for the auction value of machinery and equipment and the fair market value of real estate, conducted by independent third parties who are satisfactory to Agent and which appraisals are satisfactory in form and substance to Agent. In addition, in the event that Agent shall not receive the foregoing appraisals with respect to the retail inventory in form and substance satisfactory to Agent prior to closing the advance rate on Inventory located at the Company's retail stores shall not exceed 45%; and

            (ad) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent, the Lenders and their counsel.

      8.2. Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including, without limitation, its initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

            (a) Representations and Warranties. Each of the representations and warranties made by Borrower in or pursuant to this Agreement and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date;

            (b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Lenders in their sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

            (c) Maximum Advances. In the case of any Advances requested to be made, after giving effect thereto, the aggregate Advances shall not exceed the maximum amount of Advances permitted under Section 2.1 hereof.

Each request for an Advance by Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

IX.   INFORMATION AS TO BORROWER

      Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

      9.1. Disclosure of Material Matters. Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral including, without limitation, Borrower's reclamation or repossession of, or the return to Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

      9.2. Schedules. Deliver to Agent on or before (x) the tenth (10th) day of each month as to clauses (a) and (b) below and, as to clause (c) below on or before the fifteenth (15th) day of each month as and for the prior month or more frequently if requested by Agent (a) accounts receivable ageings, (b) accounts payable schedules and (c) Inventory reports. In addition, Borrower will deliver to Agent at such intervals as Agent may require: (i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, (iv) credit and debit memos issued by Borrower and (v) such further schedules, documents and/or information regarding the Collateral as Agent may require including, without limitation, trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable. The items to be provided under this Section are to be in form satisfactory to Agent and executed by Borrower and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and Borrower's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral.

      9.3. Environmental Reports. Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by the President and/or Chief Financial Officer of Borrower stating, to the best of his knowledge, that Borrower is in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health. To the extent Borrower is not in compliance with the foregoing laws, the certific pate shall set forth with specificity all areas of non-compliance and the proposed action Borrower will implement in order to achieve full compliance.

      9.4. Litigation. Promptly notify Agent in writing of any litigation, suit or administrative proceeding affecting Borrower, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which may have a Material Adverse Effect.

      9.5. Material Occurrences. Promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any event of default under the Recapitalization Documents; (c) any event which with the giving of notice or lapse of time, or both, would constitute an event of default under the Recapitalization Documents; (d) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of Borrower as of the date of such statements; (e) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject Borrower to a tax imposed by
Section 4971 of the Code; (f) each and every default by Borrower which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (g) any other development in the business or affairs of Borrower which might have a Material Adverse Effect; in each case describing the nature thereof and the action Borrower proposes to take with respect thereto.

      9.6. Government Receivables. Notify Agent immediately if any of its Receivables arise out of contracts between Borrower and the United States, any state, or any department, agency or instrumentality of any of them.

      9.7. Annual Financial Statements. Furnish Agent within ninety (90) days after the end of each fiscal year of Borrower, financial statements of Borrower including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrower and satisfactory to Agent (the "Accountants"). In addition, the reports shall be accompanied by a certificate of Borrower's President and/or Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 7.6 and 7.11 hereof.

      9.8. Quarterly Financial Statements. Furnish Agent within forty five (45) days after the end of each fiscal quarter, an unaudited balance sheet of Borrower and unaudited statements of income and stockholders' equity and cash flow of Borrower reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments. The reports shall be accompanied by a certificate of Borrower's President and/or Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such

Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 7.6 and 7.11 hereof.

      9.9. Monthly Financial Statements. Furnish Agent within thirty (30) days after the end of each month (or forty five (45) days after the end of any month that is also the end of a fiscal quarter), an unaudited balance sheet of Borrower and unaudited statements of income and stockholders' equity and cash flow of Borrower reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments. The reports shall be accompanied by a certificate of Borrower's President and/or Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such default, and such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Section 6.5, 7.6 and 7.11 hereof.

      9.10. Other Reports. Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, (i) with copies of such financial statements, reports and returns as Borrower shall send to its stockholders and/or file with the Securities and Exchange Commission and (ii) copies of all notices sent pursuant to the Recapitalization Documents.

      9.11. Additional Information. Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent and Lenders to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by Borrower including, without limitation and without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) written notice at least five (5) days prior to Borrower's opening of any new office or place of business or within thirty (30) days following the Borrower's closing of any existing office or place of business, and (c) promptly upon Borrower's learning thereof, notice of any labor dispute to which Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which Borrower is a party or by which Borrower is bound.

      9.12. Projected Operating Budget. Furnish Agent (x) no later than thirty
(30) days following the beginning of fiscal year 1998 and (y) no later than thirty (30) days prior to the beginning of each of Borrower's fiscal years commencing with fiscal year 1999, a month by month projected operating budget and cash flow of Borrower for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by Borrower's President or President and/or Chief Financial Officer to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

      9.13. Variances From Operating Budget. Furnish Agent, concurrently with the delivery of the financial statements referred to in Section 9.7 and each monthly report, a written report summarizing all material variances from budgets submitted by Borrower pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

      9.14. Notice of Suits, Adverse Events. Furnish Agent with prompt notice of
(i) any lapse or other termination of any Consent issued to Borrower by any Governmental Body or any other Person that is material to the operation of Borrower's business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of Borrower, or if copies thereof are requested by Agent, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to Borrower.

      9.15. ERISA Notices and Requests. Furnish Agent with immediate written notice in the event that (i) Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which Borrower or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Service, Department of Labor or PBGC with respect thereto,
(ii) Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by either Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which either Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

      9.16. Additional Documents. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

XI.   EVENTS OF DEFAULT

      The occurrence of any one or more of the following events shall constitute an "Event of Default":

      10.1. failure by Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein or in any Other Document when due;

      10.2. any representation or warranty made or deemed made by Borrower in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

      10.3. failure by Borrower to (i) furnish financial information when due or when requested or (ii) permit the inspection of its books or records in accordance with Agent's rights under the terms of this Agreement;

      10.4. issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of Borrower's property which is not stayed or lifted within thirty (30) days;

      10.5. (i) failure or neglect of Borrower to perform, keep or observe the provisions of (a) Section 6.5 which shall not be cured within thirty (30) days of such occurrence or (b) Sections 4.6, 4.7, 4.8, 4.9, 4.11, 4.19, 6.1, 6.3,
6.4, 6.6, 9.4, 9.6 or 9.10 which shall not be cured within ten (10) days of such occurrence or (ii) failure or neglect of Borrower to perform, keep or observe any other term, provision, condition, covenant herein contained, or contained in any Other Document or arrangement which is included within the definition of Obligations hereunder, now or hereafter entered into between Borrower, Agent and/or any Lender;

      10.6. any judgment is rendered or judgment liens filed against Borrower for an amount in excess of $500,000 which within thirty (30) days of such rendering or filing is not either satisfied, stayed or discharged of record;

      10.7. Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property,
(ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors,
(vi) acquiesce to, or fail to have dismissed, within forty-five (45) days, any petition filed against it in any involuntary case under such bankruptcy laws, or
(vii) take any action for the purpose of effecting any of the foregoing;

      10.8. Borrower shall admit in writing its inability, or be unable, to pay its debts as they become due or cease operations of its present business;

      10.9. any Subsidiary of Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within forty-five (45) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

      10.10. any material change in Borrower's condition or affairs (financial or otherwise) which in Lenders' opinion impairs the Collateral or the ability of Borrower to perform its Obligations under this Agreement;

      10.11. any Lien created hereunder or provided for hereby with respect to a material portion of the Collateral or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest (other than as a result of Permitted Encumbrances which have priority over any Lien created hereunder as a matter of law or which have priority over any Lien created hereunder as of the Closing Date);

      10.12. default of the obligations of Borrower has occurred and is continuing under the Recapitalization Documents which default shall not have been cured or waived within any applicable grace period which default has a Material Adverse Effect;

      10.13. a default of the obligations of Borrower under any other agreement to which it is a party shall occur which has a Material Adverse Effect and which default is not cured within any applicable grace period;

      10.14 an event of default has occurred and is continuing with respect to any Subordinated Note which default shall not have been cured or waived within any applicable grace period and for which the holder of such Subordinated Note is entitled to take action against Borrower;

      10.15. any Change of Control shall occur;

      10.16. any material provision of this Agreement shall, for any reason, cease to be valid and binding on Borrower, or Borrower shall so claim in writing to Agent;

      10.17. if (i) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent, trademark or tradename of Borrower, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or (c) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of Borrower's business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent; (ii) any agreement which is necessary or material to the operation of Borrower's business shall be revoked or terminated and not replaced by a substitute acceptable to Agent within thirty
(30) days after the date of such revocation or termination, and such revocation or termination and non-replacement could have a Material Adverse Effect;

      10.18. any portion of the Collateral shall be seized or taken by a Governmental Body, or Borrower or the title and rights of Borrower or any Original Owner which is the owner of any material portion of the Collateral shall have become the subject matter of litigation which might, in the opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

      10.19. the operations of Borrower's manufacturing facility are interrupted at any time for more than 14 consecutive days, unless (x) for purposes of conducting inventory for not more than 14 consecutive days and (y) Borrower shall (i) be entitled to receive for such period of interruption, proceeds of business interruption insurance sufficient to assure that its per diem cash needs during such period is at least equal to its average per diem cash needs for the consecutive three month period immediately preceding the initial date of interruption and (ii) receive such proceeds in the amount described in clause (i) preceding not later than thirty (30) days following the initial date of any such interruption; provided, however, that notwithstanding the provisions of clauses (i) and (ii) of this section, an Event of Default shall be deemed to have occurred if Borrower shall be receiving the proceeds of business interruption insurance for a period of thirty (30) consecutive days; or

      10.20. an event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, could have a Material Adverse Effect.

XII.  LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT

      11.1. Rights and Remedies. Upon the occurrence of (i) an Event of Default pursuant to Section 10.7 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and, (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Required Lenders all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances and (iii) a filing of a petition against Borrower in any involuntary case under any state or federal bankruptcy laws, the obligation of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over Borrower. Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Following the occurrence and during the continuance of an Event of Default Agent may enter any of Borrower's premises or other premises without legal process and without incurring liability to Borrower therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Borrower to make the Collateral available to Lenders at a convenient place. Following the occurrence and during the continuance of an Event of Default, with or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrower reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrower at least five (5) Business Days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by Borrower. In connection with the exercise of the foregoing remedies, Agent is granted permission, without charge, to use all of Borrower's trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Agent and Lenders for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations; and, third, to the principal of the Obligations. If any deficiency shall arise, Borrower shall remain liable to Agent and the Lenders therefor.

      11.2. Agent's Discretion. Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent's or Lenders' rights hereunder.

      11.3. Setoff. In addition to any other rights which Agent or any Lender may have under applicable law, upon the occurrence of an Event of Default hereunder, Agent and such Lender shall have a right to apply any of Borrower's property held by Agent and such Lender or by the Bank to reduce the Obligations.

      11.4. Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.


XIII. WAIVERS AND JUDICIAL PROCEEDINGS

      12.1. Waiver of Notice. Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

      12.2. Delay. No delay or omission on Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

      12.3. Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION

WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIV.  EFFECTIVE DATE AND TERMINATION

      13.1. Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each of Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until the last day of the Term unless sooner terminated as herein provided. Borrower may terminate this Agreement at any time upon ninety (90) days' prior written notice upon payment in full of the Obligations. In the event the Obligations are voluntarily prepaid in full prior to the last day of the Term (the date of such prepayment hereinafter referred to as the "Prepayment Date"), Borrower shall pay an early termination fee in an amount equal to (x) $1,350,000 if the Prepayment Date occurs from the Closing Date to and including the date immediately preceding the first anniversary of the Closing Date, (y) $900,000 if the Prepayment Date occurs on or after the first anniversary of the Closing Date to and including the date immediately preceding the second anniversary of the Closing Date, and (z) $200,000 if the Prepayment Date occurs on or after the second anniversary of the Closing Date to and including the date immediately preceding the third anniversary of the Closing Date. Such early termination fee shall also be due and payable by Borrower upon termination of this Agreement by Agent and Lenders following the occurrence of an Event of Default.

      13.2. Termination. The termination of the Agreement shall not affect any of Borrower's, Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrower's Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of Borrower have been paid or performed in full after the termination of this Agreement or Borrower has furnished Agent and the Lenders with an indemnification satisfactory to Agent and the Lenders with respect thereto. Accordingly, Borrower waives any rights which it may have under Section 9-404(1) of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.

XV.   REGARDING AGENT

      14.1. Appointment. Each Lender hereby designates CBCC to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees

(except the fees set forth in Sections 3.3(a) and 3.4), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including without limitation, collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

      14.2. Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be
(i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by Borrower or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of Borrower to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of Borrower. The duties of Agent as respects the Advances to Borrower shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

      14.3. Lack of Reliance on Agent and Resignation. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Borrower in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of Borrower. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by Borrower pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Other Document, or of the financial condition of Borrower, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition of Borrower, or the existence of any Event of Default or any Default.

      Agent may resign on sixty (60) days' written notice to each of Lenders and Borrower and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrower.

      Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation as Agent, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

      14.4. Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

      14.5. Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

      14.6. Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or Borrower referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

      14.7. Indemnification. To the extent Agent is not reimbursed and indemnified by Borrower, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross (not mere) negligence or willful misconduct.

      14.8. Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

      14.9. Delivery of Documents. To the extent Agent receives financial statements required under Sections 9.7, 9.8 and 9.9 from Borrower pursuant to the terms of this Agreement, Agent will promptly furnish such documents and information to Lenders.

      14.10. Borrower's Undertaking to Agent. Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or the Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy Borrower's obligations to make payments for the account of the Lenders or the relevant one or more of them pursuant to this Agreement.


XVI.  MISCELLANEOUS

      15.1. Governing Law. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York except to the extent of the Confession of Judgment provided for in Section 15.1(b) of this Agreement to which the laws of the Commonwealth of Pennsylvania shall apply. Any judicial proceeding brought by or against Borrower with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrower at its address set forth in Section 15.6 and service so made shall be deemed completed five (5) Business Days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against Borrower in the courts of any other jurisdiction. Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by Borrower against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the City of New York, State of New York.

            (b) BORROWER EMPOWERS ANY ATTORNEY OR ANY COURT OF RECORD WITHIN THE UNITED STATES OF AMERICA, OR ELSEWHERE, AS ATTORNEY FOR AGENT AND THE LENDERS AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS APPEAR FOR AND, WITH OR WITHOUT A DECLARATION FILED, TO CONFESS JUDGMENT OR A SERIES OF JUDGMENTS AGAINST BORROWER IN FAVOR OF AGENT AND THE LENDERS, EACH FOR THE FULL AMOUNT OF THE OBLIGATIONS INCLUDING ALL INTEREST ACCRUED THEREON AND ALL OTHER SUMS THEN PAYABLE TO AGENT AND THE LENDERS FOR WHICH JUDGMENT HAS NOT HERETOFORE BEEN ENTERED AGAINST BORROWER, TOGETHER WITH COSTS OF SUIT AND REASONABLE ATTORNEY'S

COMMISSIONS FOR COLLECTION AND BORROWER HEREBY FOREVER WAIVES AND RELEASES ANY AND ALL ERRORS IN SAID PROCEEDINGS, WAIVES STAY OF EXECUTION, STAY, CONTINUANCE OR ADJOURNMENT OF SALE ON EXECUTION, THE RIGHT TO PETITION TO SET ASIDE OR ORDER A RESALE, THE RIGHT OF INQUISITION AND EXTENSION OF TIME OF PAYMENT, AND AGREES TO CONDEMNATION OF ANY PROPERTY LEVIED UPON BY VIRTUE OF ANY EXECUTION ISSUED ON ANY SUCH JUDGMENT, AND BORROWER SPECIFICALLY WAIVES ALL EXEMPTIONS FROM LEVY AND SALE OFANY PROPERTY THAT NOW IS OR MAY HEREAFTER BE EXEMPT UNDER ANY EXISTING OR FUTURE LAWS OF THE UNITED STATES OF AMERICA OR THE COMMONWEALTH OF PENNSYLVANIA OR OF ANY OTHER JURISDICTION. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST BORROWER SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, AND MAY BE EXERCISED FROM TIME TO TIME AND AS OFTEN AS AGENT AND THE LENDERS OR THEIR RESPECTIVE SUCCESSORS OR ASSIGNS SHALL DEEM NECESSARY OR DESIRABLE.

      15.2. Entire Understanding. (a) This Agreement and the documents executed concurrently herewith contain the entire understanding between Borrower, Agent and each Lender and supersedes all prior agreements and understandings, of, or relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, and executed by the party or parties making such representations, warranties or guarantees. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

            (b) The Required Lenders, Agent with the consent in writing of the Required Lenders, and Borrower may, subject to the provisions of this Section
15.2 (b), from time to time enter into written supplemental agreements to this Agreement, the Notes or the Other Documents executed by Borrower, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of the Lenders, Agent or Borrower thereunder or the conditions, provisions or terms thereof of waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all the Lenders:

                  (i)   increase the Commitment Percentage of any Lender.

                  (ii) increase the Maximum Loan Amount or the Maximum Revolving Advance Amount or permit any Revolving Advance to be made if after giving effect thereto the total of Revolving Advances outstanding would exceed the Formula Amount for more than sixty (60) consecutive Business days or exceed 110% of the Formula Amount;

                  (iii) extend the final maturity of any Note or any scheduled date for any payment of principal, interest or fees payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrower to Lenders pursuant to this Agreement;

                  (iv) alter the definition of the term Required Lenders or alter, amend or modify this Section 15.2(b);

                  (v) release any Collateral during any calendar year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $250,000; or

                  (vi)  change the rights and duties of Agent.

Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Borrower, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Borrower, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

      15.3. Successors and Assigns; Participations; New Lenders.

            (a) This Agreement shall be binding upon and inure to the benefit of Borrower, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

            (b) Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee").

            (c) CBCC may sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to one or more additional banks or financial institutions approved by Borrower which approval shall not be unreasonably withheld and one or more additional banks or financial institutions may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $10,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording provided, that, after giving effect to any such transfer, CBCC shall retain a Commitment Percentage of at least 51%. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a notation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrower hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrower shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

                  (d) Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $2500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

                  (e) Subject to the provisions of Section 15.15, Borrower authorizes each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning Borrower which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement or in connection with such Lender's credit evaluation of Borrower provided such Transferee or Purchasing Lender first executes and delivers to Agent a confidentiality agreement substantially in the form annexed hereto as Exhibit 15.3(e).

      15.4. Application of Payments. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that Borrower makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

      15.5. Indemnity. Borrower shall indemnify Agent, each Lender and each of their respective officers, directors, Affiliates, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent or any Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct or gross (not mere) negligence of the party being indemnified.

      15.6. Notice. Any notice or request hereunder may be given to Borrower or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, (d) telex or telegram, subsequently confirmed by registered or certified mail, or (e) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

      (A) If to Agent at:               Century Business Credit Corporation
                                        119 West 40th Street
                                        New York, New York 10018
                                        Attention:  Thomas Pizzo
                                        Telephone:  (212) 703-3500
                                        Telecopier: (212) 703-3520

          with a copy to:               Hahn & Hessen LLP
                                        350 Fifth Avenue
                                        New York, New York 10118-0075
                                        Attention:  Linda C. Berman, Esq.
                                        Telephone:  (212) 736-1000
                                        Telecopier: (212) 594-7167

      (B) If to Lender other than Agent, as specified on the signature pages hereof

      (C)  If to Borrower, at:          Danskin, Inc.
                                        111 West 40th Street
                                        New York, New York 10018
                                        Attention: Beverly Eichel
                                        Telephone: (212) 930-9157
                                        Telecopier: (212) 768-1638

           with a copy to:              Morgan, Lewis & Bockius LLP
                                        2000 One Logan Square
                                        Philadelphia, Pennsylvania 19103
                                        Attention: Michael J. Pedrick, Esq.
                                        Telephone: (215) 963-4808
                                        Telecopier: (215) 963-5299

      15.7. Survival. The obligations of Borrower under Sections 2.2(f), 3.7, 3.8, 3.9, 4.19(h), 14.7 and 15.5 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

      15.8. Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

      15.9. Expenses. All costs and expenses including, without limitation, reasonable attorneys' fees and disbursements incurred by Agent, Agent on behalf of the Lenders and the Lenders (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Agent's or any Lender's transactions with Borrower, or (e) in connection with any advice given to Agent or any Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to Borrower's Account and shall be part of the Obligations.

      15.10. Injunctive Relief. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Lenders; therefore, each Lender, if such Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

      15.11. Consequential Damages. Neither Agent, any Lender nor any agent or attorney for any of them shall be liable to Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

      15.12. Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

      15.13. Counterparts; Telecopied Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

      15.14. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

      15.15. Confidentiality. Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with its customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees and Purchasing Lenders that are in compliance with Section 15.3 (e), and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by applicable law or court order, Agent, each Lender and each Transferee shall use its best efforts prior to disclosure thereof, to notify Borrower of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Borrower other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

      15.16. Publicity. Borrower hereby authorizes Agent with Borrower's prior consent which shall not be unreasonably withheld to make appropriate announcements of the financial arrangement entered into among Borrower, Agent and Lenders, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate.

      Each of the parties has signed this Agreement as of the day and year first above written.

                                  DANSKIN, INC.

                                    By:  /s/ Beverly Eichel
                                         ------------------------
                                    Its: Executive Vice President
                                         Chief Financial officer

[SEAL]

                                      111 West 40th Street
                                      New York, New York 10018

                                    CENTURY BUSINESS CREDIT CORPORATION, as
                                    Lender and as Agent

                                    By:  /s/ Thomas Pizzo
                                         -------------------------
                                    Its: SVP

                                       119 West 40th Street
                                       New York, New York 10018

                                    Commitment Percentage:  100%

STATE OF NEW YORK  )
                   ) ss.
COUNTY OF NEW YORK )

        On this 8th day of October, 1997, before me personally came
Beverly Eichel, to me known, who, being by me duly sworn, did depose and say that he/she is the CFO of Danskin, Inc, the corporation described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he/she signed his/her name thereto by like order.

                                               /s/ Loukia Harris
                                        ------------------------------
                                                 NOTARY PUBLIC
                                                    [SEAL]
STATE OF NEW YORK  )
                   ) ss.
COUNTY OF NEW YORK )

        On this 8th day of October, 1997, before me personally came
Thomas Pizzo, to me known, who, being by me duly sworn, did depose and say that he is the SVP of Century Business Credit
Corporation, the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.


                                               /s/ Loukia Harris
                                        ------------------------------
                                                 NOTARY PUBLIC
                                                    [SEAL]